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                                                                    EXHIBIT 10.6

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                            STOCK PURCHASE AGREEMENT

                                  by and among

                         ETELECARE INTERNATIONAL, INC.,

                             PHASE 2 SOLUTIONS, INC.
               (for purposes of Sections 2.4, 5.7 and 8.2(b) only)
                                       and

                   THE SHAREHOLDERS OF PHASE 2 SOLUTIONS, INC.

        Relating to the Purchase of all the outstanding Capital Stock of

                             PHASE 2 SOLUTIONS, INC.

                           Dated as of March 31, 2004

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                                TABLE OF CONTENTS

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                                                                                 Page
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ARTICLE 1 CERTAIN DEFINITIONS...................................................   2
   1.1     Certain Definitions..................................................   2
   1.2     Interpretation.......................................................  10

ARTICLE 2 PURCHASE AND SALE OF THE SHARES.......................................  11
   2.1     Purchase and Sale of the Shares......................................  11
   2.2     Cash Purchase Price..................................................  11
   2.3     Post-Closing Adjustment of Cash Purchase Price.......................  12
   2.4     Contingent Consideration.............................................  13
   2.5     Final Closing Balance Sheet, Final Tax Distribution Reports,
              Final US Performance Report and Final Manila Performance Report...  14
   2.6     2004 Tax Distribution................................................  15

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLERS.............................  16
   3.1     Corporate Organization...............................................  16
   3.2     Qualification to Do Business.........................................  16
   3.3     Equity Investments and Books and Records.............................  16
   3.4     Capital Structure....................................................  16
   3.5     Validity of Transaction Documents....................................  16
   3.6     No Violations........................................................  17
   3.7     Consents and Approvals...............................................  17
   3.8     Financial Statements.................................................  17
   3.9     Absence of Certain Changes...........................................  18
   3.10    Tax Matters..........................................................  18
   3.11    Accounts Receivable..................................................  19
   3.12    Properties...........................................................  19
   3.13    Insurance Coverage...................................................  19
   3.14    Licenses and Permits.................................................  20
   3.15    Material Contracts...................................................  20
   3.16    Legal Proceedings....................................................  21
   3.17    Employees............................................................  21
   3.18    Environmental Matters................................................  22
   3.19    No Undisclosed Liabilities...........................................  22
   3.20    Finders' Fees........................................................  22
   3.21    Compliance With Law..................................................  22
   3.22    Technology and Intellectual Property.................................  23
   3.23    Filing Documents.....................................................  23
   3.24    Customer and Suppliers...............................................  23
   3.25    Proper Business Conduct..............................................  23
   3.26    Representations Complete.............................................  24

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PURCHASER...........................  24
   4.1     Corporate Organization...............................................  24
   4.2     Qualification to do Business.........................................  24
   4.3     Authorization and Validity of Transaction Documents..................  24
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
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   4.4     No Violations......................................................  25
   4.5     Consents and Approvals.............................................  25

ARTICLE 5 COVENANTS OF THE PARTIES............................................  25
   5.1     Activity in the Ordinary Course....................................  25
   5.2     Access and Confidentiality.........................................  26
   5.3     Further Assurances.................................................  27
   5.4     Notices of Default.................................................  27
   5.5     Appointment of Directors...........................................  27
   5.6     No Disposition of the Company Common Stock.........................  28
   5.7     Employee Bonus Pool................................................  28
   5.8     Right of First Refusal.............................................  28
   5.9     Tax Election under Section 338(h)(10)..............................  28
   5.10    Price Allocation...................................................  28
   5.11    Access to Robert D. Miller.........................................  28
   5.12    Complete and General Release.......................................  28
   5.13    Release of Seller Guarantees.......................................  29
   5.14    Transitioning Work to Manila.......................................  29
   5.15    Manila Revenue.....................................................  29
   5.16    Accounts Receivable................................................  30
   5.17    Compliance with MBE/WBE and DVBE Requirements......................  30

ARTICLE 6 CONDITIONS TO CLOSING...............................................  31
   6.1     Conditions to Obligations of Purchaser.............................  31
   6.2     Conditions to Obligations of Sellers...............................  33

ARTICLE 7 CLOSING PROCEDURE...................................................  34
   7.1     Closing Date and Place.............................................  34
   7.2     Procedure at the Closing...........................................  34

ARTICLE 8 TERMINATION.........................................................  35
   8.1     Termination........................................................  35
   8.2     Effect of Termination; Reimbursement of Expenses...................  36

ARTICLE 9.....................................................................  37
   9.1     Indemnification by Sellers.........................................  37
   9.2     Indemnification by Purchaser.......................................  37
   9.3     Indemnification Procedures.........................................  38
   9.4     Exclusive Remedies; Limitations Upon Indemnification; Escrow Amount  39
   9.5     Computation of Indemnifiable Losses................................  40
   9.6     Escrow.............................................................  40

ARTICLE 10 MISCELLANEOUS......................................................  42
   10.1    Assignment.........................................................  42
   10.2    Binding Effect.....................................................  43
   10.3    Public Notice......................................................  43
   10.4    Notices............................................................  43
   10.5    Incorporation......................................................  44

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
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
   10.6    Governing Law......................................................  44
   10.7    Entire Agreement...................................................  44
   10.8    Counterparts.......................................................  44
   10.9    Headings...........................................................  44
   10.10   Waiver.............................................................  44
   10.11   Expenses...........................................................  44
   10.12   Arbitration........................................................  45
   10.13   Third Party Beneficiaries..........................................  46
   10.14   Severability.......................................................  46
   10.15   Time...............................................................  46
   10.16   Action by Sellers..................................................  46

EXHIBITS

   A       Shareholders of PHASE 2 SOLUTIONS, INC.
   B       Form of Contingent Consideration Promissory Note
   C       Form of Noncompetition Agreement
   D       Employee Bonus Payments
   E       Calculation of Manila Profits and Manila Revenue
   F       Form of Opinion of Sellers' Counsel
   G       Calculation of Net Debt and Working Capital

SCHEDULES

   3.3     Equity Investments and Books and Records
   3.4     Capital Structure
   3.6     Notices, Consents and Approvals for Material Contracts
   3.7     Consents and Approvals (Seller)
   3.9     Absence of Certain Changes
   3.10    Tax Matters
   3.12    Properties
   3.13    Insurance Coverage
   3.15    Material Contracts
   3.16    Legal Proceedings (Seller)
   3.17    Employees
   3.18    Environmental Matters
   3.19    No Undisclosed Liabilities
   3.21    Compliance with Law
   3.22    Technology and Intellectual Property
   4.5     Consents and Approvals (Purchaser)

                            STOCK PURCHASE AGREEMENT

      STOCK PURCHASE AGREEMENT, dated as of March 31, 2004, by and among eTelecare International, Inc., a Metro-Manila, Philippines corporation ("Purchaser"), PHASE 2 SOLUTIONS, INC., an Arizona corporation for purposes of Sections 2.4, 5.7 and 8.2(b) only (the "Company") and the shareholders of the Company listed on Exhibit A hereto (collectively the "Sellers").

                                    RECITALS

      A. Purchaser. Purchaser is a Metro-Manila, Philippines corporation with its principal executive offices located in Monrovia, California.

      B. Sellers. Sellers own all of the issued and outstanding shares of capital stock of the Company (the "Shares").

      C. The Company. The Company is an Arizona corporation with its principal executive offices located in Scottsdale, Arizona.

      D. Sale and Purchase of the Company Shares. Purchaser desires to purchase from each Seller either directly or through an Affiliate as permitted by Section
10.1 hereof and each Seller desires to sell, assign and transfer to Purchaser or Purchaser's Affiliate, all of such Seller's right, title and interest in and to that number of shares of the Company common stock set forth opposite such Seller's name on Exhibit A hereto, on the terms and conditions contained herein. As more fully described in Section 10.4, Sellers are appointing Robert D. Miller to serve as Sellers' Representative on behalf of all the Sellers for the certain matters described herein.

      E. Purchase Price. Each Seller shall be entitled to receive the cash consideration at Closing described in Section 2.2 subject to the adjustments described in Section 2.3. Additionally, the Sellers' Representative, on behalf of all Sellers may receive additional consideration from Purchaser contingent upon the future performance of the Company described in Section 2.4. Sellers' right to receive such contingent consideration shall be evidenced by the "Note" (defined in Section 2.4) substantially in the form of Exhibit B in favor of the Sellers' Representative which will be partially secured by a letter of credit to be issued as of Closing or some other credit enhancement as described herein. Purchaser has provided Sellers with letters of interest from external funding sources with respect to Purchaser's ability to obtain sufficient debt financing for the payments referred to in Sections 2.2 - 2.4.

      F. At Closing (hereinafter defined), Purchaser shall pay the Escrow Amount (hereinafter defined) to the Escrow Agent (hereinafter defined) as partial security for the Sellers' indemnification obligations set forth in Article 9 hereof. The Escrow Amount shall be paid in accordance with the terms of the Escrow Agreement to be determined before the Closing by the Purchaser, the Sellers' Representative and the Escrow Agent.

      G. Employment Agreements. Prior to April 15, 2004, Purchaser, and the Company shall enter into an employment agreement with Larry R. Willett (the "Willet Employment Agreement") and on the Closing Date, Purchaser, the Company or their Affiliates shall enter into employment agreements (collectively, with the Willett Employment Agreement, the "Employment Agreements") with each of Art Graf, David Graef, Buzz Stitzer, Dave Ammons, Victor Sese, Thomas Schollimeyer, Windy Mesquita, Brett Ransom, Dennis Kozura and Scott Krietzman, Ted Fowler, Chris Shofner, Scott Harris, Dino Ouradnik and Bill Thomas, (collectively with Larry R. Willett, the "Key Employees") and Noncompetition Agreements with each of the Sellers substantially in the form of Exhibit C (collectively, the "Noncompetition Agreements").

      NOW, THEREFORE, in consideration of their mutual promises and obligations and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1

                               CERTAIN DEFINITIONS

      1.1 Certain Definitions. As used in this Agreement, the terms below shall have the meanings set forth below.

      "Accounts Receivable" has the meaning specified in Section 3.11.

      "Affiliate" of any person means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlling" and "controlled") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise. The Company and any assignee of Purchaser and/or the Company permitted by Section 10.1 hereof, shall be deemed to be an Affiliate of Purchaser post-Closing.

      "Agreement" means this Stock Purchase Agreement as from time to time amended.

      "Articles" has the meaning specified in Section 3.6.

      "Balance Sheet" means the balance sheet included in the Calendar 2003 Financial Statements.

      "Bank Agreement" has the meaning set forth in Section 6.1(b).

      "Burdensome Condition" means any condition or restriction imposed upon Purchaser or the Company by any Governmental Body in connection with the grant of a Regulatory Approval which might reasonably be expected to (i) have a Material Adverse Effect after the Closing Date upon the Company, (ii) prevent Purchaser from realizing a material portion of the economic benefit of the transactions contemplated by this Agreement, (iii) impair the ability of Purchaser to conduct its operations in the same manner in which such operations shall be conducted prior to closing, and (iv) materially impair the ability of Sellers or Purchaser to exercise their respective rights under the Transaction Documents.

      "Business Day" means a day other than a Saturday, Sunday or other legal holiday or a day on which the banks in California or the Philippines are closed.

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      "By-Laws" has the meaning specified in Section 3.6.

      "Calendar 2003 Financial Statements" shall have the meaning specified in
Section 3.8.

      "Cash Purchase Price" shall have the meaning specified in Section 2.2(a).

      "Claim Notice" shall have the meaning set forth in Section 9.3(a).

      "Claim Notice" shall have the meaning specified in Section 9.6(b).

      "Closing" and "Closing Date" refer to the closing for the sale and purchase provided for herein to be held at such time and date as provided for in
Article 7 hereof.

      "Closing Balance Sheet" shall have the meaning specified in Section
2.3(c).

      "Closing Net Debt" shall have the meaning specified in Section 2.3(a).

      "Closing Working Capital" shall have the meaning specified in Section 2.3(b).

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Company" shall have the meaning set forth in the preface to this Agreement.

      "Company Benefit Plans" shall have the meaning set forth in Section
3.17(c).

      "Consent" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

      "Consideration Claims" shall have the meaning specified in Section
5.12(a).

      "Contingent Consideration" shall have the meaning specified in Section
2.4.

      "Deal Protection Insurance" means insurance in form and substance satisfactory to Purchaser and Sellers insuring Purchaser Indemnified Parties with respect to Sellers' indemnification obligations set forth in Article 9. Such Insurance shall be issued by an insurance company satisfactory to Purchaser.

      "Depreciation Recapture" mean the amount of any depreciation recapture (net of any losses) on property, plant and equipment resulting from the election under Section 338(h)(10) of the Code described in Section 5.9.

      "Dispute Notice" shall have the meaning specified in Section 9.6(b).

      "EBITDA" means GAAP earnings of the Company before interest, taxes, depreciation, amortization and Excluded Costs. Notwithstanding the foregoing, the following amounts shall be excluded for the calculation of EBITDA: (i) amounts paid or received in connection with the New Mexico Subsidy and (ii) revenue which is required to be excluded from EBITDA pursuant to Section 5.18.

      "EBITDA Shortfall" means the amount (if any) by which $18,000,000 exceeds four (4) times the sum of (i) EBITDA for the twelve months ended June 30, 2004 as set forth in the Final US Performance Report and (ii) one half of the Manila Revenue for the six months ended June 30, 2004 as set forth in the Final US Performance Report.

      "Employee Benefit Plans and Other Fringe Benefits" means any employee benefit plan or other fringe benefit including, without limitation, pension and profit sharing plans, retirement and post retirement welfare benefits, health insurance benefits (medical, dental and vision), disability, life and accident insurance, sickness benefits, vacation, employee loans and banking privileges.

      "Employees" means those employees employed by the Company on the Closing Date, including without limitation, those employees who on the Closing Date are on medical leave, family leave, educational leave, military leave.

      "Employee Bonus Pool" means, collectively, the US Bonus Pool and the Manila Bonus Pool.

      "Employment Agreements" shall have the meaning set forth in the Recitals.

      "Environmental Law" means any Legal Requirement pertaining to health, industrial hygiene, or the environment in effect as of the date of this Agreement, including but not limited to, Title 42 of the United States Code,
Section 6901 et seq. (commonly known as "RCRA") or Section 9601 et seq. (commonly known as "CERCLA" or "Superfund").

      "Environmental Release" shall have the meaning specified in Section
3.18(c).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Escrow" shall have the meaning specified in Section 9.6(a).

      "Escrow Agent" means an entity to be determined before the Closing by and between the Purchaser and the Sellers' Representative.

      "Escrow Amount" shall have the meaning specified in Section 2.2(b).

      "Escrow Agreement" means the Escrow Agreement among Purchaser, Sellers' Representative and the Escrow Agent, the terms of which shall be determined by the Purchaser, the Sellers' Representative and the Escrow Agent.

      "Escrow Contributing Seller" shall have the meaning specified in Section 2.2.

      "Escrow Fund" means the funds on deposit with the Escrow Agent pursuant to the terms of the Escrow Agreement.

      "Estimated Tax Distribution" means the $400,000 payable to the Sellers prior to April 15, 2004 with respect to S Corporation income tax distributions.

      "Excluded Claims" means (i) claims arising pursuant to this Agreement and the Transaction Documents (other than Consideration Claims), (ii) any claims for accrued and unpaid salaries, wages, bonuses, vacation reflected on the Final Closing Balance Sheet, or (iii) any claims of a Seller Indemnified Party for indemnification by Purchaser pursuant to Section 9.2. Additionally, to the extent covered by insurance, claims against the Sellers arising solely from their actions while acting as an officer, director, or shareholder of the Company in good faith and in accordance with the standards established by A.R.S.
Section 10-3851.

      "Excluded Costs" means amounts (i) relating to Purchaser's transaction costs and the costs of the March 31, 2004 audit of the Company and other expenses incurred by the Company in connection with the transactions contemplated by this Agreement including Transaction Costs (other than the costs relating to the audit of the Company's December 31, 2003 financial statements) and (ii) determined to be Excluded Costs as provided in Section 5.18.

      "Final Closing Balance Sheet" shall have the meaning specified in Section 2.5(b).

      "Final Manila Performance Report" shall have the meaning specified in
Section 2.5(b).

      "Final Retention Resolution Period" shall have the meaning specified in
Section 9.6(b)

      "Final Tax Distribution Report" shall have the meaning specified in
Section 2.5(b).

      "Final US Performance Report" shall have the meaning specified in Section 2.5(b).

      "Finders' Fees" means the Korte Finder's Fee and the Sese Finder's Fee.

      "First Anniversary Escrow Disbursement" shall have the meaning specified in Section 9.6(c)(i).

      "First Resolution Period" shall have the meaning specified in Section 9.6(c)(i).

      "GAAP" means generally accepted accounting principles as in effect from time to time in the United States and applied on a basis consistent with past practice.

      "Governmental Authorization" means any approval, consent, license, order, filing, registration, decree, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

      "Governmental Body" means any: (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;(b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

      "Historical Financial Statements" shall have the meaning specified in
Section 3.8.

      "Indemnified Party" shall have the meaning specified in Section 9.3(a).

      "Indemnifying Party" shall have the meaning specified in Section 9.3(a).

      "Information" shall have the meaning specified in Section 5.2(b).

      "Intellectual Property" shall have the meaning specified in Section
3.22(a).

      "IRS" means the Internal Revenue Service.

      "Key Employees" has the meaning specified in the recitals.

      "Korte Finder's Fee" means the fee payable to Cornelius, Gay & Korte, LLC and its respective Affiliates pursuant to the terms of that certain letter agreement, dated January 7, 2004, by and between Cornelius, Gay & Korte, LLC and the Company.

      "Leases" shall have the meaning specified in Section 3.12(b).

      "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, court order, injunction, constitution, law, ordinance, principle of common law, regulation, statute, or treaty including without limitation the Telemarketing and Consumer Fraud Prevention Act 15 U.S.C. 6101-6108, as amended.

      "Letter of Credit" means the irrevocable letter of credit issued pursuant to the Bank Agreement in an amount not less than $5,000,000 with terms and conditions acceptable to Sellers as partial security for (i) the Note; (ii) the Working Capital post closing adjustments under Section 2.2(b) below; and (iii) the indemnification obligations of Purchaser and the Company to the Sellers under Section 9.2. Such Letter of Credit shall remain outstanding until the earlier of (i) payment in full of the Note and (ii) the date that such Letter of Credit has been fully drawn or paid.

      "Lien" means any mortgage, pledge, security interest, option, encumbrance, lien (statutory or other), conditional sale agreement or other adverse claim of any kind.

      "Losses" means losses, liabilities, damages, expenses (including reasonable expenses of defense and investigation related to any claim of any loss), costs and reasonable legal fees and disbursements collectively.

      "Manila Bonus Pool" means 12.7265% of the Manila Performance Results payable to those employees of the Company set forth in Columns E and F of Exhibit D in accordance with Section 5.7. The amounts set forth in Columns E and F assume that the maximum Manila Performance Results were earned. If less than the maximum Manila Performance Results are earned, the amount payable to the employees referred to in such columns shall be reduced proportionately.

      "Manila Performance Based Payment" means 87.2735% of the Manila Performance Results.

      "Manila Performance Report" shall have the meaning specified in Section 2.4(b).

      "Manila Performance Results" means an amount equal to (a) lesser of (i) $10,000,000 less the US Performance Results and (ii) the total Manila Revenue for calendar year 2004 multiplied by 1.45 minus (b) the amount of the EBITDA Shortfall.

      "Manila Profits" means profits earned by the Company from work performed for the Company's customers in Purchaser's facilities in Manila as calculated in accordance with the formula set forth on Exhibit E-1.

      "Manila Revenue" means revenue earned by Purchaser from work performed for the Company's customers in Purchaser's facilities in Manila, including, but not limited to, revenue generated by (i) those customers listed on Exhibit E attached hereto, (ii) those potential customers described on Exhibit E and (iii) those other individuals described on Exhibit E. If a Key Employee is employed by Purchaser or any of its Affiliates, any revenue generated by such Key Employee that is serviced out of Purchaser's Manila facility shall be included in Manila Revenue.

      "March 31 Balance Sheet" means the balance sheet of the Company as of March 31, 2004 which has been audited by the Company's independent auditors.

      "March 31 Net Debt" shall have the meaning specified in Section
2.2(a)(ii).

      "March 31 Financial Statements" shall have the meaning specified in
Section 3.8.

      "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the condition (financial or otherwise), results of operations, business, assets, liabilities or prospects of such Person.

      "Material Contracts" shall have the meaning specified in Section 3.15.

      "Net Debt" means as of a particular date, an amount equal to the difference between (a) the sum of current and non-current portions of all indebtedness for borrowed money (including all interest thereon) from any bank, financial institution or shareholder of the Company, capital lease obligations, the Estimated Tax Distribution, plus any other non-current liabilities and (b) the sum of all cash, marketable securities and cash equivalents, Transaction Costs plus Sese Finders' Fee. Net Debt shall be calculated in a manner consistent with Exhibit G.

      "New Mexico Subsidy" means the Industrial Development Training Program of the State of New Mexico (the "Training Program") under which there is payable to the Company from the State of New Mexico equal to (i) 50% of salaries and wages paid to Employees of the Company who work at least 640 hours in a calendar year in such state minus (ii) any Taxes payable by the Company on amounts paid under the Training Program. The New Mexico Subsidy shall be payable to the Sellers and the Company in accordance with the provisions of Section 2.4(e).

      "Neutral Auditor" shall have the meaning specified in Section 2.5(b).

      "Note" shall have the meaning set forth in Section 2.4(c).

      "Notice Period" shall have the same meaning set forth in Section 9.3(a).

      "Order" shall have the meaning specified in Section 6.1(c).

      "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or any government or agency or political subdivision thereof.

      "Post Closing New Mexico Subsidy" means that portion of any New Mexico Subsidy attributable to hours worked after the Closing Date.

      "Pre-Closing New Mexico Subsidy" means that portion of any New Mexico Subsidy attributable to hours worked through and including the Closing Date.

      "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

      "Pro Rata Share" of any payment to any particular Seller means the percentages set forth in Column C of Exhibit A with respect to Tier One Distributions (as defined in Exhibit A) and in Column E of Exhibit A with respect to Tier Two Distributions (as defined in Exhibit A).

      "Purchaser" shall have the meaning set forth in the preface to this Agreement.

      "Purchaser Indemnified Parties" shall have the meaning set forth in
Section 9.1.

      "Regulatory Approvals" means all those Governmental Authorizations specified in Schedule 3.7.

      "Released Claims" shall have the meaning specified in Section 5.12(a).

      "Releasees" shall have the meaning specified in Section 5.12(a).

      "Resolution Period" shall have the meaning specified in Section 2.5(a).

      "Retained Escrow" shall have the meaning set forth in Section 9.6(b).

      "Retention Resolution Period" shall have the meaning specified in Section 9.6(b).

      "Seller Guarantee" shall have the meaning set forth in Section 5.13.

      "Seller Indemnified Party" shall have the meaning set forth in Section
9.2.

      "Sellers" shall have the meaning set forth in the preface to this Agreement.

      "Sellers' Knowledge" or similar phrases shall mean actual knowledge of any Seller after a reasonable investigation or inquiry of the subject matter thereof having been conducted by or on behalf of Sellers.

      "Sellers' Letter of Credit" means an irrevocable letter of credit in the sum of $3,000,000 delivered by Sellers to Purchaser as partial security for the Sellers' indemnification obligation set forth in Article 9. The Sellers' Letter of Credit shall be in form and substance acceptable to Purchaser from a bank or financial institution acceptable to Purchaser. Sellers may elect to post such Letter of Credit as an alternative to the Escrow Funds, which may be partially released to Sellers upon delivery of the Sellers' Letter of Credit in accordance with Section 9.6(c)(iii).

      "Sellers' Representative" shall have the meaning specified in Section
10.4.

      "Sese Finder's Fee" means the fee payable to Victor Sese in connection with the consummation of the Transactions contemplated by this agreement, which shall equal to 4% (four percent) of the amount calculated pursuant to Section 2.2(a)(i) through (v).

      "Shareholder Loans" shall have the meaning set forth in Section 3.15(j).

      "Shares" shall have the meaning set forth in the recitals to this Agreement.

      "Subcontractor Regulations" means the executive orders, federal laws, state laws, and other Legal Requirements described in Appendix 2 to the Master Services Agreement No. TH120103 between Cingular Wireless LLC and Phase 2 Solutions, Inc. dated February 24, 2004; provided, however, that the use of the term "Subcontractor Requirements" shall not apply solely to Cingular Wireless LLC but to any Person referred to in the context.

      "Subsidiary" means, with respect to any Person, any other Person, whether incorporated or unincorporated, which is required by GAAP to be consolidated with such Person for financial reporting purposes.

      "Tax Distribution" shall have the meaning specified in Section 2.6.

      "Tax Distribution Report" shall have the meaning specified in Section 2.6.

      "Tax Returns" means any return or other report (including any related or supporting information) filed or required to be filed with any Taxing Governmental Body in connection with the determination, assessment or collection of any Tax, including declaration of estimated Tax and information returns.

      "Taxes" means any federal, state, local, or foreign taxes, including but not limited to taxes on or measured by income, estimated income, franchise, capital stock, employee's withholding, non-resident alien withholding, backup withholding, social security, occupation, unemployment, disability, value added taxes, taxes on services, real property, personal property, sales, use, excise, transfer, gross receipts, inventory and merchandise, business privilege, and other Taxes or governmental fees or charges or amounts required to be withheld and paid over to any Governmental Body in respect of any Tax or governmental fee or charge, including any interest, penalties, or additions to Tax on the foregoing whether or not disputed.

      "Transaction Costs" means the costs and expenses paid by the Company and the Sellers pre-Closing in connection with the transactions contemplated by this Agreement including, (i) the Korte Finder's Fee, (ii) employees bonuses payable prior to Closing which are described in

Column B of Exhibit D, (iii) attorneys fees and costs, (iv) accounting and audit fees, (v) the first $50,000 of cost and expense incurred in connection with the issuance of the Letter of Credit and one half of the cost and expense incurred in connection with the issuance of the Letter of Credit above $50,000, (vi) one half the cost and expense in excess of $50,000 incurred in connection with the Escrow, and (vii) one half the cost and expense in excess of $50,000 incurred in connection with obtaining and maintaining "deal protection" insurance or Seller's Letter of Credit, including any agent's fees and premiums thereon. Sellers' Representative shall deliver a certificate setting forth all such Transaction Costs no later than five (5) Business Days prior to Closing.

      "Transaction Documents" shall mean this Agreement, the Bank Agreement, the Employment Agreements, the Noncompetition Agreements and the Note.

      "US Bonus Pool" means 12.7265% of the US Performance Results payable to the employees noted in Column C of Exhibit D in accordance with Section 5.7. The amounts set forth in Column C assume that the maximum US Performance Results were earned. If less than the maximum US Performance Results are earned, the amount payable to the employees referred to in Column C of Exhibit D shall be reduced proportionately.

      "US Performance Based Payment" means 87.2735% of the US Performance
Results.

      "US Performance Report" shall have the meaning specified in Section
2.4(a).

      "US Performance Results" means the amount equal to four times EBITDA for the twelve months ended June 30, 2004 less $18,000,000 provided, however, in no event shall the US Performance Results exceed $4,000,000. For purposes of this calculation, one half of any Manila Revenue for the six months ended June 30, 2004 and the Manila Profits for the six months ended June 30, 2004 would be included in EBITDA in calculating the US Performance Results.

      "Willett Employment Agreement" shall have the meaning set forth in the recitals.

      "Working Capital" as of a particular date shall mean the current assets of the Company less the current liabilities of the Company determined in accordance with GAAP; provided, however, that, notwithstanding the requirements of GAAP with respect to Closing Working Capital, the aggregate amount of any employment bonuses payable on December 15, 2004 set forth in Column D of Exhibit D shall be included in current liabilities and the New Mexico Subsidy shall be excluded from current assets. Subject to clauses (a) and (b) of the immediately preceding sentence, Working Capital shall be determined in a manner consistent with Exhibit G. No amounts included in Net Debt for the same period shall also be included in this calculation of Working Capital.

      1.2 Interpretation. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined herein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Any agreement referred to herein shall include reference to all exhibits, schedules and other documents or agreements attached thereto.

                                    Article 2

                         PURCHASE AND SALE OF THE SHARES

      2.1 Purchase and Sale of the Shares. On the Closing Date, subject to the terms and conditions set forth below, each Seller shall sell to Purchaser, and Purchaser shall purchase from each such Seller, the number of Shares set forth opposite such Seller's name on Exhibit A attached hereto, for each Seller's Pro Rata Share of the aggregate consideration specified in Section 2.2. Sellers may also receive additional consideration payable by the Purchaser under the Note based upon the post-Closing performance of Company as more fully described in
Section 2.4. On the Closing Date, each Seller shall deliver to Purchaser stock certificates representing all of the Shares set forth opposite such Seller's name on Exhibit A hereto accompanied by duly endorsed stock powers, spousal consents, irrevocable instructions to release such stock certificates and stock powers to Purchaser and duly executed IRS Form W-9 and any other documents required with respect to Tax withholding. Purchaser shall not be obligated to purchase and pay for any Shares unless it shall simultaneously purchase and take delivery of certificates evidencing all of the Shares accompanied by duly endorsed stock powers and necessary spousal consents at the Closing. All payments by Purchaser or the Company shall be subject to any applicable Tax withholding.

      2.2 Cash Purchase Price.

            (a) Consideration payable to the Sellers at Closing. Subject to Sections 2.2(b) and 2.3, at the Closing, as consideration for the purchase of the Shares, Purchaser agrees to pay to Sellers the following aggregate consideration:

                  (i) Eighteen Million Dollars ($18,000,000);

                  (ii) minus the amount of Net Debt reflected on the March 31, 2004 audited financials of the Company ("March 31 Net Debt");

                  (iii) minus the amount (if any) by which Working Capital reflected on the March 31 Balance Sheet is less than $4,125,010;

                  (iv) plus the amount (if any) by which the Working Capital on the March 31 Balance Sheet is more than $4,125,010;

                  (v) minus the Transaction Costs; and

                  (vi) minus the Sese Finder's Fee.

The above consideration, in the aggregate, is hereinafter referred to from time to time as the "Cash Purchase Price." Each Seller shall receive on the Closing Date his or her Pro Rata Share of the Cash Purchase Price (subject to applicable withholdings) by check or wire transfer of immediately available funds to the respective account or accounts designated by each such Seller in a written notice to Purchaser given at least five (5) Business Days prior to the Closing Date.

            (b) Escrow. Notwithstanding Section 2.2(a), and subject to Section 9.6(c)(iii), Purchaser shall withhold an aggregate amount equal to $1,500,000 from that portion of the Cash Purchase Price to be paid at the Closing to each of Robert D. Miller and Larry R. Willett (the "Escrow Contributing Sellers"). The aggregate withholding of $3,000,000 (the "Escrow Amount") shall be delivered to the Escrow Agent at Closing to be held in escrow in accordance with the terms of Section 9.6 and the Escrow Agreement.

      2.3 Post-Closing Adjustment of Cash Purchase Price.

            (a) Net Debt Post-Closing Adjustment. The Cash Purchase Price shall be (i) increased by the amount that the March 31 Net Debt is greater than the Closing Net Debt; or (ii) decreased by the amount that the March 31 Net Debt is less than the Closing Net Debt. The term "Closing Net Debt" as used herein shall mean the Net Debt of the Company as set forth on the Final Closing Balance Sheet (as hereinafter defined) determined in accordance with the procedures set forth in Sections 2.3(c) and 2.5.

            (b) Working Capital Post-Closing Adjustment. The Cash Purchase Price shall be (i) increased by the amount that the Closing Working Capital is greater than the March 31 Working Capital; or (ii) decreased by the amount that the Closing Working Capital is less than the March 31 Working Capital. The term "Closing Working Capital" as used herein shall mean the Working Capital of the Company as set forth on the Final Closing Balance Sheet (as hereinafter defined) determined in accordance with the procedures set forth in Sections 2.3(c) and 2.5. The amount of any decrease or increase to the Cash Purchase Price pursuant to Sections 2.3(a) and 2.3(b) shall be paid by the Sellers or Purchaser, as the case may be, by wire transfer in immediately available funds within five (5) business days after the Final Closing Balance Sheet is agreed to by Sellers and Purchaser or is determined by the Neutral Auditor (as hereinafter defined) in accordance with the procedures set forth in Section 2.5. Subject to the procedures set forth in Section 2.5, the parties shall make commercially reasonable efforts to make such payments within sixty (60) days of the Closing Date.

            (c) Preparation of Closing Balance Sheet. As soon as practicable, and in any event within thirty (30) days after the Closing Date, Purchaser shall cause a balance sheet of the Company as of the Closing Date to be prepared in accordance with GAAP (the "Closing Balance Sheet"). The Closing Balance Sheet shall be audited by Ernst & Young LLP and accompanied by Ernst & Young LLP's report stating the such statement presents fairly, in all material respects, the assets and liabilities presented on such statement as provided for in this Agreement at the Closing Date in conformity with GAAP, except as modified by any modifications which are mutually agreed upon by the parties hereto. Sellers and Purchaser shall provide Ernst & Young LLP access to the books, records, ledgers, files, documents, correspondence, lists, advertising and promotional materials, studies, reports, and other printed or written materials of the Company as may reasonably be required for the preparation of the Closing Balance Sheet. The Closing Balance Sheet shall be subject to the dispute resolution mechanisms set forth in Section 2.5.

      2.4 Contingent Consideration. As further consideration for the Shares, Purchaser agrees that it shall pay certain additional consideration, subject to the offset rights described in Section 9.4(c) ("Contingent Consideration") to Sellers following the Closing in accordance with the following terms:

            (a) US Performance Based Payment. The Company shall prepare and deliver to the Sellers' Representative a statement detailing the calculation of the US Performance Results (the "US Performance Report") no later than July 31, 2004. The US Performance Report shall include supporting detail as to Manila Revenues, Manila Profits, any EBITDA Shortfall and a schedule of Excluded Costs. The Company shall pay the Sellers' Representative an aggregate amount equal to the US Performance Based Payment within ten (10) days after the Final US Performance Report is agreed or is determined by the Neutral Auditor in accordance with the procedures set forth in Section 2.5.

            (b) Manila Performance Based Payment. The Company and Purchaser shall prepare and deliver to the Sellers' Representative a statement detailing the calculation of Manila Performance Results no later than January 31, 2005 (the "Manila Performance Report"). The Manila Performance Report shall include supporting detail as to Manila Revenues and EBITDA Shortfall (if any). Purchaser shall pay the Sellers' Representative an amount equal to the Manila Performance Based Payment within ten (10) days after the Final Manila Performance Report (defined in Section 2.5(b)) is agreed or is determined by the Neutral Auditor in accordance with the procedures set forth in Section 2.5.

            (c) Note Evidencing Contingent Consideration. At Closing, Purchaser shall issue a promissory note evidencing the potential payments for Contingent Consideration pursuant to this Section 2.4 substantially in the form of Exhibit B hereto (the "Note"). The Note shall be issued in favor of the Sellers' Representative for the benefit of the Sellers and partially secured by the Letter of Credit. Payments of Contingent Consideration shall be solely an obligation of Purchaser and any payments made by Purchaser to the Sellers' Representatives pursuant to the Note shall be deemed in satisfaction of Purchaser's obligation under the Note and this Section 2.4 to the extent of such aggregate payments. Subject to any payments required to be made to the Escrow Agent pursuant to Section 9.6, the Company shall direct its bank to pay all amounts owed pursuant to the Note in excess of the amount of the Letter of Credit directly to the Sellers' Representative.

            (d) Payment by the Sellers' Representative. Each Seller shall be entitled to receive his or her Pro Rata Share of any Contingent Consideration from the Sellers'

   Representative, subject to the offset rights described in Section 9.4(d); provided, however, that any Seller that fails to pay Purchaser after five Business Days notice that he or she owes amounts to Purchaser pursuant to Sections 2.3(a) and 2.3(b) based upon the Final Closing Balance Sheet shall forfeit their right to receive any Contingent Consideration from the Company through the Sellers' Representative and the Company's payment obligation pursuant to Section 2.4 shall be reduced by such Seller's Pro Rata Percentage. Each Seller shall receive his or her Pro Rata Share of the Contingent Consideration by wire transfer of immediately available funds to the respective account or accounts designated by each such Seller in a written notice to the Sellers' Representative given at least five (5) Business Days prior to the date of payment.

            (e) Payment of New Mexico Subsidy. The Company shall pay to the Sellers' Representative within five (5) Business Days after the end of each month (i) all the Pre-Closing New Mexico Subsidy received in the immediately preceding month and (ii) one half of the Post-Closing New Mexico Subsidy received in the immediately preceding month. Purchaser and the Company shall timely file any and all necessary reports and other documents required by the State of New Mexico in order to fulfill any conditions under the Training Program to payment of the New Mexico Subsidy.

      2.5 Final Closing Balance Sheet, Final Tax Distribution Reports, Final US Performance Report and Final Manila Performance Report.

            (a) Review of the Closing Balance Sheet, Tax Distribution Report, US Performance Report and Manila Performance Report. After receipt of the Closing Balance Sheet, Tax Distribution Report, US Performance Report and the Manila Performance Report, Sellers' Representative shall have fifteen (15) days to review the same. Sellers' Representative shall have full access to all books and records and employees of the Company and auditors working papers, if applicable used in preparation of such reports. Unless Sellers' Representative delivers written notice to the Company and Purchaser on or prior to the fifteenth (15th) day after receipt of the Closing Balance Sheet, the Tax Distribution Report, US Performance Report or the Manila Performance Report as the case may be, specifying in reasonable detail all disputed items and the basis therefor, the parties shall be deemed to have accepted and agreed to the Closing Balance Sheet, the Tax Distribution Report, the US Performance Report or the Manila Performance Report, as the case may be, submitted to the Sellers' Representative. The parties shall, within fifteen
   (15) days following the date of such notice (the "Resolution Period"), attempt to resolve their differences and any resolution by item as to any disputed amount shall be final, binding, conclusive and nonappealable for all purposes under this Agreement.

            (b) Resolution. If at the conclusion of the Resolution Period (unless either Purchaser and the Company, on the one hand, or the Sellers through the Sellers' Representative on the other hand, have made an election pursuant to the last sentence of this Section 2.5(b)) the parties have not reached an agreement on the objections, then all amounts remaining in dispute may be submitted to either PricewaterhouseCoopers LLP or KPMG as sole arbitrator (the "Neutral Auditor") at the election of either Purchaser and the Company, on the one hand, or the Sellers' through the Sellers' Representative on the other hand. Each of Purchaser and the Company on the one hand, and Sellers through the Sellers'

   Representative on the other hand, agrees to execute, if requested by the Neutral Auditor, a customary engagement letter. In the arbitration, Purchaser and the Company on the one hand, and the Sellers through the Sellers' Representative, on the other hand shall each submit their position with respect to all items in dispute and all supporting documentation. The Neutral Auditor shall act as an arbitrator to determine, based solely on the information presented by Purchaser and the Company on the one hand, and the Sellers through the Sellers' Representative on the other hand, and not by independent review, only those issues still in dispute. The Neutral Auditor shall select either Purchaser's and the Company's position with respect to all disputed items or the Sellers' position with respect to all disputed items. All costs and expenses incurred by both parties (including without limitation the fees and expenses of the Neutral Auditor) in connection with resolving any dispute hereunder before the Neutral Auditor shall be borne by the losing party. The Neutral Auditor's determination shall be made within twenty (20) days of its engagement (which engagement shall be made no later than five (5) Business Days after an election by either party to submit the objections to the Neutral Auditor) or as soon thereafter as possible, shall be set forth in a written statement delivered to Purchaser, the Company and the Sellers' Representative and shall be final, binding, conclusive and nonappealable for all purposes hereunder. For purposes of this Agreement, the terms "Final Closing Balance Sheet," "Final Tax Distribution Report," "Final US Performance Report" and "Final Manila Performance Report" shall mean the definitive Closing Balance Sheet, the definitive Tax Distribution Report, the definitive US Performance Report and the definitive Manila Performance Report agreed to in accordance with Section 2.5(a) or the definitive Closing Balance Sheet, the definitive Tax Distribution Report, the definitive US Performance Report and the definitive Manila Performance Report resulting from the determination made by the Neutral Auditor in accordance with this Section 2.5(b). Notwithstanding the foregoing, if either Purchaser and the Company, on the one hand, or the Sellers through the Sellers Representative on the other hand, disputes the calculation of the Manila Revenue in the US Performance Report or the Manila Performance Report, then either such party or parties may elect to arbitrate those amounts in accordance with the arbitration provisions set forth in Section 10.12 by delivering written notice to the other party or parties prior to the third Business Day following the end of the Resolution Period.

      2.6 2004 Tax Distribution. Purchaser shall cause the Company to prepare and deliver to the Sellers' Representative a statement (the "Tax Distribution Report") no later than thirty (30) days after Closing setting forth a calculation of pre-tax income of the Company for US tax purposes determined by Hammond, Travers & Tuttle, P.C. (subject to the approval of Deloitte & Touche
LLP). Purchaser shall pay the Sellers' Representative an aggregate amount equal to 20% of such pre-tax income (excluding any Depreciation Recapture) for the period beginning January 1, 2004 through the Closing Date (the "Tax Distribution") within ten (10) days after the Final Tax Distribution Report (defined in Section 2.5(b)) is agreed or is determined by the Neutral Auditor in accordance with the procedures set forth in Section 2.5; provided, however, in no event shall such aggregate payment exceed $200,000. Any dispute concerning the foregoing calculations of Hammond, Travers & Tuttle, P.C. shall be resolved in the manner mutandis set forth in Section 2.5.

                                    Article 3

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

      The Sellers jointly and severally hereby represent and warrant to Purchaser on the date hereof and as of the Closing Date as follows:

      3.1 Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

      3.2 Qualification to Do Business. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its businesses or the ownership or leasing of their respective properties makes such qualification necessary (except for jurisdictions in which the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect on the Company).

      3.3 Equity Investments and Books and Records. Except as disclosed on
Schedule 3.3 hereto, the Company does not own (ownership meaning the right to economic benefits of receipt of proceeds upon sale or distribution of dividends) any shares of, or control or participate as a partner or joint venturer in, any Person. The Company does not have, and since its inception, has not had, any Subsidiaries. The books of account, minute books, stock record books, and other records of the Company all of which have been made available to Purchaser are complete and correct and have been maintained in accordance with sound business practices including the maintenance of an adequate system of internal controls. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Boards of Directors, and committees of the Boards of Directors of the Company, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

      3.4 Capital Structure. Sellers own all of the Shares, free and clear of any and all Liens, and each Seller owns such number of Shares as is set forth opposite such Seller's name on Exhibit A. The authorized capital stock of the Company consists of 1,000,000 shares of common stock $0.01 par value per share of which 100,000 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of the Company are duly and validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth on
Schedule 3.4 and for this Agreement, there are no understandings, arrangements, restrictions, commitments or agreements of any kind relating to the Shares or any securities outstanding representing the right to purchase or otherwise receive shares of common stock or any other capital stock or equity security of the Company. The stock certificates, endorsements and other documents to be delivered to Purchaser at the Closing will transfer to and vest in Purchaser good, valid and indefeasible title to the Shares, free and clear of any and all Liens.

      3.5 Validity of Transaction Documents. Each of the Transaction Documents has been duly and validly executed and delivered by the appropriate Sellers or the Company, as the case may be, and constitutes a valid and binding obligation of each such Seller or the Company, as the case may be, enforceable against each such Seller or Company, as the case may be, in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency, moratorium, and similar laws affecting creditors' rights and remedies generally.

      3.6 No Violations. Neither the execution and delivery of each of the Transaction Documents by each Seller or the Company nor the consummation by each Seller or the Company of the transactions contemplated hereby and thereby, will
(i) violate any provision of the Articles of Incorporation (the "Articles") or by-laws (the "By-Laws") of the Company or (ii) assuming that consents and approvals referred to in Section 6.2(a) and Schedule 3.6 are obtained, violate or constitute a breach of, or a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any Material Contract or any Legal Requirements to which any Seller, or the Company is subject or is a party or by which any Seller or the Company or their respective properties are otherwise bound.

      3.7 Consents and Approvals. Except for such as may be set forth in
Schedule 3.7, no Governmental Authorizations with any Governmental Body are required to be obtained in connection with the execution and delivery by Sellers of this Agreement and the consummation by Sellers of the transactions contemplated hereby.

      3.8 Financial Statements. Sellers have previously delivered to Purchaser the reviewed balance sheets of the Company as of the fiscal years ended December 31, 2001 and 2002 and the related reviewed statements of operations, cash flows and changes in shareholder's equity for the 2001 and 2002 fiscal years together with the notes thereto (the "Historical Financial Statements"). Sellers have previously delivered to Purchaser the audited balance sheet of the Company as of December 31, 2003, and the related audited statements of operations, cash flow and changes in shareholder's equity for the calendar year then ended together with the notes thereto (the "Calendar 2003 Financial Statements"). The Calendar 2003 Financial Statements and the Historical Financial Statements have been prepared in accordance with GAAP consistently applied during the periods involved, and the Historical Financial Statements and the Calendar 2003 Financial Statements fairly present the financial condition and the results of operations of the Company as of the dates thereof and for the periods involved. Sellers shall deliver to Purchaser as soon as they are available the audited balance sheet of the Company for the three months ended March 31, 2004 and the related audited consolidated statements of operations, cash flows and changes in shareholder's equity for the three months then ended (the "March 31 Financial Statements") which will fairly present the financial condition and the results of operation of the Company as of, and for, the three months ended March 31, 2004. Both the Calendar 2003 Financial Statements and the March 31 Financial Statements shall be accompanied by the opinion of Hammond, Travers & Tuttle, P.C. to the effect that the March 31 Financial Statements have been prepared in accordance with GAAP consistently applied during the periods involved and fairly present the financial condition and the results of operations of the Company as of the dates thereof and for the periods involved. Such opinion of Hammond, Travers & Tuttle, P.C. shall not contain any qualifications.

      3.9 Absence of Certain Changes.

            (a) Except as set forth in Schedule 3.9, since December 31, 2003,
   (i) there has been no material damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking of any property of the Company, and (ii) the Company has operated its businesses only in the ordinary course of business consistent with past practice.

            (b) Except as set forth on Schedule 3.9 or as expressly permitted by this Agreement, between December 31, 2003 and the date hereof, the Company has not: (i) purchased, sold, leased, transferred or assigned, or agreed lease, transfer or assign, any of its assets, tangible or intangible, involving more than $25,000; (ii) entered into any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses or sublicenses) involving more than $50,000; (iii) accelerated, terminated, modified or canceled any contract (including any Material Contract) or lease or made any capital expenditure (or series of related capital expenditures) involving more than $25,000; (iv) made any capital investment in, any loan to, or any acquisition of the securities or assets of any other person (or series of related capital investments, loans, and acquisitions) involving more than $25,000; (v) created, incurred, assumed, or guaranteed any indebtedness for borrowed money (including capitalized lease obligations) involving more than $10,000, singly, or $25,000 in the aggregate; (vi) issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion or exercise) any of its capital stock or any securities owned by the Company; (vii) made any loan to, or entered into any other transaction with, any of its directors, officers or employees giving rise to any claim or right on its part against the Person or on the part of the Person against the Company; (viii) entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing employment contract; (ix) granted any increase in the base compensation of any of its directors, officers, and key employees; (x) adopted any (A) bonus, (B) profit-sharing, (C) incentive compensation, (D) pension, (E) retirement, (F) medical, hospitalization, life, or other insurance or (G) severance plan; (xi) made any other material change in employment terms for any of its directors, officers or employees; (xii) made or pledged to make any charitable contribution or contributions in excess of $10,000, individually, or $25,000 in the aggregate; or (xiii) contractually committed to do any of the foregoing.

      3.10 Tax Matters. Except as set forth in Schedule 3.10, the Company has duly and timely filed all federal, state, local and foreign Tax Returns required to be filed by it, all such Tax Returns are true and correct in all material respects, and the Company has duly paid all Taxes which are due and payable with respect to the periods covered by such Tax Returns. Sellers have provided to Purchaser a true and complete copy of each federal, state, local and foreign Tax Returns filed by the Company since its inception. The liability for Taxes reflected in the Calendar 2003 Financial Statements (i) is sufficient for the payment of all unpaid Taxes, whether or not disputed, that are accrued or applicable for the period ended December 31, 2003, and for all years and periods ended prior thereto and (ii) adjusted for the passage of time in a manner consistent with the past practice of the Company, is sufficient for the payment of all unpaid Taxes, whether or not disputed, that are accrued or applicable for all years or periods ending on or prior to the Closing Date. All deficiencies asserted as a result of any examinations by the IRS or any other Taxing Governmental Body have been paid, fully settled or adequately provided for in the Calendar 2003 Financial Statements. There are no Liens (other than for Taxes not yet due and payable) on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax. For all periods since its inception, the Company at all times has been an S Corporation as that term is defined in Section 1361(a) of the Code and has never had any Subsidiaries. There are no pending claims asserted for Taxes of the Company or outstanding agreements or waivers extending the statutory period of limitation applicable to any Taxes of the Company for any period. The Company has not filed a consent to the application of Section 341(f) of the Code. The Company is not a party to any Tax sharing, allocation or indemnification agreement or arrangement. The Company has not been a member of a consolidated federal income tax return or has any liability for the Taxes of any Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law). The Company has made all estimated income Tax deposits and all other required Tax payments or deposits (including withholding Taxes) and have complied for all prior periods in all material respects with the Tax provisions of all applicable Legal Requirements.

      3.11 Accounts Receivable. All accounts receivable of the Company that are reflected on the Balance Sheet or the March 31 Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or the March 31 Balance Sheet or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. Except as set forth in Schedule 3.11, there is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any agreement, contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

      3.12 Properties.

            (a) The Company has good and marketable title to, or valid leasehold interests in, all of the properties and assets used in its businesses, free and clear of any Liens, except Liens for Taxes not yet due and payable. The properties and assets of the Company are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such properties and assets are in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

            (b) Schedule 3.12 sets forth a list as of the date hereof of all leases or subleases of real property to which the Company is a party (collectively, the "Leases"). The Company owns no real property. The Leases are in full force and effect in all material respects and, to Sellers' Knowledge, neither the Company nor any of its Affiliates has received a notice of default or termination with respect to any such Lease.

      3.13 Insurance Coverage. The Company is presently insured for reasonable amounts against such risks as companies engaged in similar businesses would, in accordance with good business practice, customarily be insured. Schedule 3.13 sets forth a true and complete list and brief description of all material insurance policies (and fidelity or similar bonds) maintained by or for the benefit of the Company or its directors, officers, employees or agents.

      3.14 Licenses and Permits. The Company has all Governmental Authorizations that are necessary for the lawful conduct of its businesses as presently conducted, and all such Governmental Authorizations are in full force and effect in all material respects.

      3.15 Material Contracts. Schedule 3.15 lists the following agreements, contracts, commitments, licenses, instruments and understandings (whether or not in writing) to which the Company is a party or is bound (each, a "Material Contract" and collectively, the "Material Contracts"):

            (a) agreements, contracts and commitments that cannot be terminated upon 30 days' or less notice without penalty or that have an unexpired term of one year or more and involve annual commitments in excess of $10,000;

            (b) agreements, contracts and commitments with any Seller or any of their Affiliates or any officer, director, employee or Affiliate of the Company;

            (c) agreements, contracts and commitments with all customers and clients;

            (d) agreements, contracts and commitments with the Company's offshore partners (including franchise agreements);

            (e) agreements, contracts and commitments that constitute an obligation in respect of a borrowing of money;

            (f) agreements, contracts and commitments that constitute a guaranty or indemnity;

            (g) agreements, contracts and commitments providing for the extension of credit, other than in the ordinary course of business from vendors;

            (h) agreements, contracts and commitments materially limiting the ability of the Company to conduct its business, including as to manner or place;

            (i) agreements, contracts and commitments that are for the employment, severance or retention or any director, officer, employee, agent, consultant or advisor providing for compensation or payments or any other contract or understanding with any director, officer, employee, agent, consultant or advisor, which provides for termination only for cause by the Company as of or at any time after the date of this Agreement;

            (j) agreements, contracts and commitments with respect to loans from any Sellers to the Company ("Shareholder Loans");

            (k) agreements, contracts and commitments that are for capital expenditures in an amount exceeding $5,000 in any individual case or $10,000 in the aggregate;

            (l) agreements, contracts and commitments not otherwise set forth on
   Schedule 3.15, that are in the nature of a profit sharing, bonus, stock option, stock purchase, pension, deferred compensation or retirement, severance, hospitalization, insurance or other plan or contract providing benefits to any Person or former director, officer, employee, agent, shareholder, consultant or advisor or such Persons' dependents, beneficiaries or heirs;

            (m) agreements, contracts, commitments that are joint venture, partnership or other similar agreement (however named) involving a sharing of profits, losses, costs or liabilities; and

            (n) agreements, contracts and commitments that are agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the confidential information.

      True, correct and complete copies of all Material Contracts have been delivered to Purchaser. Each Material Contract is a valid and binding obligation of the Company in accordance with its terms and the Company are not in breach of any Material Contract in any material respect and, to the Sellers' Knowledge, no event has occurred which could be expected to constitute such a breach.

      3.16 Legal Proceedings. Except as set forth in Schedule 3.16, Company is not a party to any, and there are no pending or to Sellers' Knowledge, threatened, proceedings of any nature against the Company or challenging the validity or propriety of the transactions contemplated by this Agreement, and there is no injunction, order, judgment, decree or regulatory restriction imposed upon the Company. The Company is not in violation of any Legal Requirements to which any of its businesses, properties or operations is subject.

      3.17 Employees.

            (a) Except as set forth on Schedule 3.17, there are no written or oral contracts or arrangements with any of the Employees regarding employment or the payment of benefits, including separation pay or separation benefits. Each contract of employment set forth on Schedule 3.17 is a legal, valid and binding obligation of the Employee that is a party thereto, in full force and effect and enforceable against such Employee in accordance with its terms. To the Sellers' Knowledge, no director, officer or Key Employee of the Company intends to terminate his employment with the Company post Closing.

            (b) No union is currently certified, and there is no union or other organizational activity that would be subject to the National Labor Relations Act (29 U.S.C. Section 151 et seq.) with respect to the Employees. The Company is in material compliance with all applicable federal, state and local laws, rules and regulations affecting employment and employment practices with respect to the Company, including terms and conditions of employment, employment discrimination and harassment and wages and hours, and the Company is not engaged in any unfair or unlawful labor or employment practices with respect to its employees. Except as set forth on Schedule 3.17, there are no complaints against the Company pending before the National Labor Relations Board, the Equal Employment Opportunities Commission or any similar state or local labor agency. There are no labor strikes, slow-downs or stoppages or other labor troubles pending or, to the Sellers' Knowledge, threatened with respect to any employees of the Company; to the Sellers' Knowledge, no labor organization activities have occurred with respect to employees of the Company during the past five years. There are no collective bargaining agreements binding on the Company. No grievances have been asserted against the Company by or with respect to its Employees; and the Company has not experienced any work stoppage by their employees during the last five years.

            (c) There are no Employee Benefit Plans and Other Fringe Benefits which are sponsored by the Company or which relate to the Employees, except as set forth on Schedule 3.17 (collectively, the "Company Benefit Plans").

      3.18 Environmental Matters. Except as set forth on Schedule 3.18,

            (a) The Company is in material compliance with all applicable Environmental Laws.

            (b) The Company possesses and is in compliance with all Governmental Authorizations required by any Environmental Laws for the operation of its businesses.

            (c) To the Sellers' Knowledge, the operations of the Company has not caused any release of hazardous substances (as defined by the Comprehensive Environmental Response Compensation and Liability Act, as amended, or hazardous waste, as defined by the Resource Conservation and Recovery Act, as amended, but also including crude oil or any fraction thereof) ("Environmental Release") on any real property owned, leased or operated by the Company.

            (d) The Company does not own or operate any underground storage tanks and, to the Sellers' Knowledge, no underground storage tanks are located or have been located on property owned, leased or operated by the Company.

            (e) There are no complaints, notices or claims related to any Environmental Release that are pending, or to the Sellers' Knowledge, threatened against the Company.

      3.19 No Undisclosed Liabilities. Except as set forth in Schedule 3.19, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the March 31 Balance Sheet and current liabilities incurred in the ordinary course of business since the respective dates thereof.

      3.20 Finders' Fees. Other than the Persons receiving the Finders' Fees, there is no investment bank, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Sellers or the Company who might be entitled to any fee or commission in connection with this Agreement or the transactions contemplated hereby.

      3.21 Compliance With Law. Except as disclosed in Schedule 3.21, the businesses and operations of the Company are being conducted in compliance with all Legal Requirements of any Governmental Body applicable to the Company and the Company has not received written notice of any alleged violation of any of the foregoing. All Governmental Authorizations required by the Company in connection with the conduct of its businesses have been obtained and are in full force and effect and are being complied with in all material respects.

      3.22 Technology and Intellectual Property.

            (a) Attached hereto as Schedule 3.22 is a list of all material (i) domestic and foreign registered trademarks and service marks, registered copyrights and patents, (ii) applications for registration or grant of any of the foregoing, (iii) unregistered trademarks, service marks, trade names, logos and assumed names, and (iv) computer applications, programs and software, and (v) licenses for any of the foregoing, in each case, owned by the Company. The items on Schedule 3.22, together with all other trademarks, service marks, trade names, logos, assumed names, patents, copyrights, trade secrets, computer applications, programs and software, licenses, formulae, customer lists or other databases, designs and inventions currently used in or necessary to conduct the businesses of the Company constitute the "Intellectual Property."

            (b) The Company has ownership of, or such other rights by license, lease or other agreement in and to, the Intellectual Property as is necessary to conduct its business as presently conducted all of which is set forth on
   Schedule 3.22. To Sellers' Knowledge, the Company has not infringed or violated any trademark, trade name, copyright, patent, trade secret right or other proprietary right of others, except to the extent that any infringement or violation is not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect on the Company. The Company has not received written notice of any claim respecting any such violation or infringement. Other than as set forth in Schedule 3.22, to Sellers' Knowledge, there is no reason to believe that upon consummation of the transactions contemplated hereby the Company will be in any way more restricted than as of the date hereof in the use of any of the Intellectual Property under any applicable Legal Requirement, contract or otherwise, or that use of such Intellectual Property by the Company will as a result of such consummation violate or infringe the rights of any Person, or subject the Company to liability of any kind, under any applicable Legal Requirement or otherwise.

      3.23 Filing Documents. None of the information regarding the Company, Sellers or any of their respective Affiliates supplied or to be supplied by the Company or Sellers included or for inclusion in any documents to be filed with any Governmental Body in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Governmental Body, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      3.24 Customer and Suppliers. Since December 31, 2003, no material supplier of the Company has indicated that it shall stop, or materially decrease the rate of supplying materials, products or services to the Company and no customer (other than Nextel) has indicated that it shall stop or materially decrease the rate of, buying products or services from the Company.

      3.25 Proper Business Conduct. None of the activities or types of conduct below have been or may have been engaged in by the Company, either directly or indirectly: (i) any bribes or kickbacks to government officials or their relatives, or any other payments to such persons, whether or not legal, to obtain or retain business or to receive favorable treatment with regard to business; (ii) any bribes or kickbacks to persons other than government officials, or to relatives of such persons, or any other payments to such persons or their relatives, whether or not legal, to obtain or retain business or to receive favorable treatment with regard to business; (iii) any illegal contributions made to any political party, political candidate or holder of governmental office; (iv) any bank accounts, funds or pools of funds created or maintained without being reflected on the corporate books of account, or as to which the receipts and disbursements therefrom have not been reflected on such books; (v) any receipts or disbursements, the actual nature of which has been "disguised" or intentionally misrecorded on the corporate books of account; (vi) fees paid to consultants or commercial agents which exceeded the reasonable value of the services purported to have been rendered; and (vii) Company has never represented to any Governmental Body or other Person that it is a "small business concern owned and controlled by socially and economically disadvantaged individuals" or a "small business concern owned and controlled by women" in each case within the meaning of the Subcontractor Regulations.

      3.26 Representations Complete. None of the representations or warranties made by the Sellers herein or in any Schedule hereto when all such documents are read together in their entirety, contains or will contain as of the date hereof or at the Closing Date any untrue statement of a material fact, or omits or will omit, as of the date hereof or at the Closing Date, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                    Article 4

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser hereby represent and warrant to Sellers on the date hereof and as of the Closing Date as follows:

      4.1 Corporate Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdictions of incorporation, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

      4.2 Qualification to do Business. Purchaser is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties makes such qualification necessary (except for jurisdictions in which the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect on Purchaser).

      4.3 Authorization and Validity of Transaction Documents. Purchaser has full corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of each of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite corporate action on the part of Purchaser, and no other corporate proceedings on the part of Purchaser is necessary to approve each of this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery thereof by each Seller) constitutes a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency, moratorium, and similar laws affecting creditors' rights and remedies generally.

      4.4 No Violations. Neither the execution and delivery of this Agreement by Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby will (i) violate any provision of the Certificate of Incorporation or by-laws or comparable organizational documents of Purchaser or (ii) assuming that the consents and approvals referred to in Section 6.1(a) are obtained, violate or constitute a breach of, or a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any Legal Requirement of any Governmental Body to which Purchaser is subject, or under any agreement or instrument of Purchaser or to which Purchaser is subject or is a party or by which Purchaser or any of its properties is otherwise bound, which violation, breach or default referred to in this clause (ii) could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, on Purchaser.

      4.5 Consents and Approvals. Except for such Governmental Authorizations as may be set forth in Schedule 4.5, no Governmental Authorizations with any Governmental Body are required to be obtained by or on behalf of Purchaser in connection with the execution and delivery by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby.

                                    Article 5

                            COVENANTS OF THE PARTIES

      5.1 Activity in the Ordinary Course. From the date hereof, and until the Closing Date or earlier termination hereof, Sellers shall cause the Company to conduct its businesses in the ordinary and usual course and shall cause the Company to refrain from entering into any material transaction or make any material commitments without the prior written consent of Purchaser, except in the ordinary course of business consistent with past practice or as contemplated by this Agreement. Without limiting the generality of the foregoing, from the date hereof and until the Closing Date, without the prior written consent of Purchaser, Sellers shall not permit the Company to:

            (a) engage or participate in any material transaction or incur or sustain any material obligation except in the ordinary course of business consistent with past practice;

            (b) increase or agree to increase the salary, remuneration or compensation of persons employed by the Company (or make any material increase or decrease in the number of such persons) other than as required by law or by any Material Contract listed on Schedule 3.15;

            (c) amend its Articles or By-Laws;

            (d) make any change in its respective authorized, issued or outstanding capital stock or other equity security;

            (e) grant, issue, sell, pledge, assign or otherwise encumber or dispose of, or purchase, redeem or otherwise retire or acquire (except in a fiduciary capacity), any shares of capital stock or other equity security of the Company or any security convertible into or representing a right to acquire such shares of the Company or enter into any agreement, call or commitment of any character that would obligate it to do any of the foregoing;

            (f) enter into any shareholder agreement, understanding or commitment relating to the right of Sellers to vote or dispose of the capital stock of the Company;

            (g) declare, set aside or pay any dividend or other distribution in respect of the capital stock of the Company (including, without limitation, any stock dividend or distribution), except for the Estimated Tax Distribution;

            (h) authorize or make any material change in its businesses, or its operational policies, activities or practices or its accounting policies except as may be required by changes in GAAP after the date hereof;

            (i) authorize or pay any bonuses or other special payments to any directors, officers or employees or enter into, adopt, amend or terminate any the Company Benefit Plan or any other employee benefit plan or other agreement between the Company and one or more of its directors, officers or employees, in each case so as to increase the benefits or payments thereunder, except as required by law;

            (j) lease, sell, pledge, assign, encumber or otherwise dispose of any material assets of the Company except (A) as required by any Material Contract, or (B) for ordinary repairs, renewals or replacement;

            (k) breach any representation and warranty set forth in Article 3;

            (l) amend or extend the statutory period of limitations applicable to any Taxes of the Company for any period; or

            (l) agree or commit to take any of the foregoing actions.

      5.2 Access and Confidentiality.

            (a) Between the date of this Agreement and the Closing Date, Sellers shall and shall cause the Company to afford to Purchaser and its officers and authorized agents and representatives reasonable access to the properties, books, records, contracts, documents, files and other information of or relating to the Company. In addition, Sellers will use reasonable efforts to arrange for Purchaser to have reasonable access to similar information held by third parties, if any, for or on Sellers' behalf or for or on behalf of the Company. Sellers shall cause personnel of the Company to be reasonably available during normal business hours, to an extent not disruptive of ongoing operations, for the same purposes. Between the date of this Agreement and the Closing Date, Sellers shall furnish Purchaser with such additional financial and operating data and other information about the business operations of the Company as Purchaser may reasonably request.

            (b) Each of the parties hereto shall hold, and shall cause its respective directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a regulatory authority is necessary or desirable in connection with any Regulatory Approval or unless compelled to disclose by a Proceeding or, in the written opinion of its counsel, by other requirements of law of the applicable requirements of any Governmental Body all non-public records, books, contracts, instruments, computer data and other data and information (collectively, "Information") concerning the other party (or, if required under a contract with a third party, such third party) furnished it by such other party or its representatives pursuant to this Agreement (except to the extent that such Information can be shown to have been (a) previously known by such party on a non-confidential basis, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources by the party to which it was furnished), and neither party shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers, other consultants and advisors and, to the extent permitted above, to Governmental Bodies. Each of the parties hereto shall not issue and shall not permit the issuance of any public statement concerning the relationship of the Company to Purchaser and its Affiliates without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld.

      5.3 Further Assurances. Between the date of this Agreement and the Closing Date, each of the parties hereto agrees that it shall execute and deliver such other certificates, documents and instruments and take such other action as may reasonably be requested by any other party hereto to carry out the transactions contemplated by this Agreement. After the Closing Date, Purchaser and Sellers shall, and shall cause their respective Affiliates to, assist and cooperate with the other, including making available to the other, at reasonable times and upon reasonable advance notice, relevant records and appropriate personnel in connection with any investigation or the preparation of or participation in a defense, negotiation or settlement relating to any pending, future or threatened Proceeding involving the conduct or interest of such other party or its Affiliates or predecessors, including employee and Tax matters.

      5.4 Notices of Default. Each of the parties hereto shall promptly give written notice to the other parties hereto upon becoming aware of the impending or threatened occurrence of any event which could reasonably be expected to cause or constitute a breach of any of their respective representations, warranties, covenants or agreements contained in any of the Transaction Documents.

      5.5 Appointment of Directors. Sellers shall effect the appointment to the Board of Directors of the Company the individuals identified by Purchaser prior to or at Closing. Such appointments shall be effective as of the Closing Date. Sellers shall also effect the resignation of all directors of the Company (unless otherwise directed by Purchaser in writing prior to the Closing Date) effective as of the Closing Date.

      5.6 No Disposition of the Company Common Stock. Each Seller agrees that between the date of this Agreement and the Closing Date such Seller will not voluntarily sell, transfer, assign or otherwise dispose of any Shares held of record by such Seller or any beneficial interest in such Shares.

      5.7 Employee Bonus Pool. The Company shall pay the Employee Bonus Pool to the employees of the Company set forth on Exhibit D in accordance with the payment schedule set forth on Exhibit D; provided, however, that if there is a dispute regarding the US Performance Report or the Manila Performance Report, then no bonuses otherwise due shall be paid until after such dispute is finally resolved pursuant to Section 2.5 or Section 10.12, as the case may be.

      5.8 Right of First Refusal. Each of the Sellers waive their rights of first refusal with respect to the other Seller's stock set forth in Article VII of the By-Laws.

      5.9 Tax Election under Section 338(h)(10). The Sellers and Purchaser shall jointly make an election under Section 338(h)(10) of the Code (and any corresponding election under state, local, and foreign Tax law) for the Company to recognize gain or loss with respect to the transactions contemplated herein as if it sold all of its assets in a single transaction. The Sellers shall include any income, gain, loss, deduction, or other tax item resulting from the
Section 338(h)(10) Election on their Tax Returns to the extent required by applicable law. Such election shall be jointly executed at Closing.

      5.10 Price Allocation. Sellers shall timely and properly prepare, execute, file and deliver all such documents, forms and other information as Purchaser may reasonably request to prepare such allocation. Within ten (10) days after completion of the Closing Balance Sheet, Purchaser shall deliver the closing purchase price allocation to the Sellers' Representative which shall be binding and conclusive on the Sellers. None of Purchaser, Sellers or the Company shall take any position (whether in audits, Tax Returns or otherwise) which is inconsistent with such allocation unless required to do so by applicable law.

      5.11 Access to Robert D. Miller. Mr. Robert Miller hereby covenants and agrees to use his best efforts to assist Purchaser from time to time on financial and other matters relating to the Company as may be reasonably requested by the Company on or prior to December 31, 2005, provided, however, in no event shall Mr. Miller be required to spend more than 3 hours a week on Company related matters. Purchaser agrees to give Mr. Miller at least one day notice that his services will be needed.

      5.12 Complete and General Release.

            (a) For valuable consideration, the receipt and adequacy of which are hereby acknowledged, Sellers, on behalf of themselves, their past, present and future, heirs, spouses, personal representatives, executors, children (by blood or otherwise), descendants (by blood or otherwise), relatives (by blood or otherwise), successors and assigns and all of their past, present and future heirs, spouses, personal representatives, executors, children (by blood or otherwise), descendants (by blood or otherwise), relatives (by blood or otherwise), successors and assigns as of the Closing Date do hereby release and forever discharge the Company and its Affiliates, and each of their past and present and future parents, subsidiaries, Affiliates

   (including Purchaser and its Affiliates), members, partners, limited partners, predecessors and successor entities and all of its past and present officers, directors, principals, partners, members, managers, shareholders, employees, consultants ( collectively, the "Releasees") of and from any and all claims, causes of action, suits, debts, liens, contracts, judgments, agreements, promises, liabilities, demands, damages, losses, costs, or expenses of any nature whatsoever, known or unknown, fixed or contingent from the beginning of the world through the date hereof other than Excluded Claims ("Released Claims") including any claims directly or indirectly relating to the consideration paid to the Sellers hereunder being disproportionate to the actual proportion of capital stock of the Company owned by the Sellers ("Consideration Claims"), which Sellers now has or may hereafter have against the Releasees.

            (b) Sellers expressly waives all rights under Section 1542 of the Civil Code of California, which provides:

            A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY IT MUST HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE DEBTOR.

Sellers understand and agree that they may know or suspect that there may exist claims at this time or in the future, which claims are covered by the terms of this Section 5.12, the nature of which it has not yet discovered. It is expressly understood and agreed that the possibility that such claims exist was explicitly taken into account by Sellers in determining the amount of consideration to be received by them for the giving of this release, and a portion of said consideration, having been bargained for between the parties with the knowledge of the possibility of such unknown claims, was given in exchange for a full accord, satisfaction and discharge of all such Released Claims.

      5.13 Release of Seller Guarantees. Following the Closing, Purchaser shall make good faith, commercially reasonable efforts to obtain the release of any guarantee by a Seller (a "Seller Guarantee") to any third party of any obligation or liability of the Company.

      5.14 Transitioning Work to Manila. Purchaser shall use commercially reasonable efforts to transition the servicing of customers to Purchaser's facility in Manila, Philippines; provided, however, that Purchaser shall not be required to transition services to the Purchaser's Manila facility (i) to the extent that such transfer would require Purchaser to hire more than 100 individuals per month and/or (ii) if the revenue earned by the Purchaser with respect to such services is less than $16 per agent per hour worked in connection with such service (excluding North American telephony and data costs but including all telephony and data costs between North America and the Philippines).

      5.15 Manila Revenue. Purchaser and the Shareholders' Representative shall modify Exhibit E to add such additional names and contacts prior to Closing as mutually agreed.

      5.16 Accounts Receivable. After the Closing Date, Purchaser shall cause the Company to use commercially reasonable efforts to collect all Accounts Receivable in the ordinary course of business without resorting to litigation.

      5.17 Compliance with MBE/WBE and DVBE Requirements. Sellers shall cause the Company to begin instituting processes and procedures necessary for the Company to be in compliance with all Subcontractor Regulations or similar Legal Requirements as required by any agreement or contract with any Person.

      5.18 Company's Activity in the Ordinary Course. Costs and expenses incurred by the Company resulting from the actions of the Company or Purchaser outside of the ordinary course of business from the Closing Date until June 30, 2004 shall be Excluded Costs for purposes of determining the US Performance Based Results. If the Company merges consolidates or otherwise combines with or into any other entity then Purchaser shall nevertheless maintain separate accounting records from the Closing Date through June 30, 2004 of the earnings, assets and liabilities of the Company, so that the revenue and expenses unrelated to the business of the Company may be accounted for and such revenue and expenses shall be excluded for purposes of the calculating US Performance Based Results. Purchaser shall notify Sellers' Representative of any material changes to the business of the Company outside the ordinary course of business through June 30, 2004. Without limiting the generality of the foregoing from the date hereof until June 30, 2004, if the Company were to take any of the following actions of the Company or Purchaser outside the ordinary course of business, the related costs and expense incurred by the Company in connection with such actions shall be Excluded Costs for purposes of determining the US Performance Based Results:

            (a) Engage or participate in any material transaction or incur or sustain any material obligation except in the ordinary course of business consistent with past practice;

            (b) Transfer of personnel or operating expenses relating to Purchaser's current operations and the operations of its current Affiliates;

            (c) increase or agree to increase the salary, remuneration or compensation of persons employed by the Company other than as required by law, any Employment Agreement or Material Contract listed on Schedule 3.15;

            (d) declare, set aside or pay any dividend or other distribution in respect of the capital stock of the Company (including, without limitation, any stock dividend or distribution), if such declaration, dividend, or distribution would have a negative effect on the US Performance Base Payment.

            (e) authorize or pay any bonuses or other special payments to any directors, officers or employees or enter into, adopt, amend or terminate any the Company Benefit Plan or any other employee benefit plan or other agreement between the Company and one or more of its directors, officers or employees, in each case so as to increase the benefits or payments thereunder, except as required by law;

            (f) lease, sell, pledge, assign, encumber or otherwise dispose of any material assets of the Company except (A) as may be required to service customers, (B) as required by any Material Contract, or (B) for ordinary repairs, renewals or replacement; or

            (g) agree or commit to take any of the foregoing actions to the extent such agreement or commitment negatively impacts the US Performance Based Results.

      Any disputes regarding whether any of the foregoing shall be settled pursuant to Section 10.12.

                                    Article 6

                              CONDITIONS TO CLOSING

      6.1 Conditions to Obligations of Purchaser. Unless waived in writing by Purchaser, the obligation of Purchaser to consummate the transactions contemplated by this Agreement to be consummated at the Closing is conditioned upon fulfillment, at or before the Closing, of each of the following conditions:

            (a) Governmental and Regulatory Consents. All Governmental Authorizations required to be obtained prior to the Closing from Governmental Bodies in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby to be consummated at the Closing shall have been made or obtained without the imposition of any Burdensome Condition as to the Company, or as to Purchaser or any of their respective Affiliates, and shall remain in full force and effect, all waiting periods applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated and all required regulatory filings shall have been made.

            (b) Bank Agreement. Purchaser, the Company and/or any of their Affiliates shall have entered into a loan agreement and related documents (collectively the "Bank Agreement") with a bank or other financial institution providing for loans to the Company of up to $35,000,000 in form and substance satisfactory to Purchaser, and the Bank Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified. As of the Closing, Purchaser, the Company and/or any of their Affiliates shall have caused to be issued the Letter of Credit in support of the Purchaser's obligations under the Note.

            (c) No Governmental Actions. No Governmental Body of competent jurisdiction shall have enacted, issued, promulgated, decreed, enforced or entered any Legal Requirement (whether temporary, preliminary or permanent) (any of the foregoing, an "Order") which is in effect and which prohibits consummation of the Closing or which would result in a Material Adverse Effect on the Company.

            (d) Representations and Warranties. Each of the representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date and representations and warranties which are qualified as to materiality need be true in all respects); provided, however, that the representations and warranties of Sellers set forth in Sections 3.1, 3.4 and 3.25 shall be true and correct in all respects when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. Purchaser shall have received a certificate signed by each Seller and on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to the foregoing effect.

            (e) Performance of Obligations. Each of the covenants and agreements of Sellers to be performed on or prior to the Closing Date shall have been performed in all material respects, provided, however, that the covenants set forth in Section 5.5 and 5.8 shall be performed in all respects. Purchaser shall have received a certificate signed by each Seller and on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to the foregoing effect.

            (f) Transaction Agreements. Each of the Transaction Documents and the Escrow Agreement shall be in full force and effect. The form of the Willett Employment Agreement shall be in a form acceptable to Purchaser no later than April 15, 2004.

            (g) Continued Employment. The Key Employees continue to be employed by the Company on the Closing Date and have executed their related employment agreements in the forms acceptable to Purchaser.

            (h) Opinion of Counsel. Purchaser shall have received an opinion of Anderson, Brody, Levinson, Weiser & Horwitz, P.A., counsel to Sellers, in the form attached hereto as Exhibit F.

            (i) Finders Fees payable. Any contract or agreements between Victor Sese or his Affiliates and either the Company or the Sellers which entitle Mr. Sese or any of his Affiliates to a fee or commission in connection with this Agreement or the transactions contemplated hereby shall be amended in form and substance satisfactory to Purchaser. Purchaser shall also receive a written evidence in form and substance satisfactory to it that all Finders Fees have been paid in full.

            (j) Related Party Transactions. Sellers shall provide evidence in form and substance satisfactory to Sellers that (i) all contracts and agreements between the Company and R.C.M. Family Ltd. Partnership and Lone Property LLC shall be terminated with no payments, premiums, or liquidated damages due and owing and (ii) all other contracts and agreements between any of the Sellers or their Affiliates, on the one hand, and the Company, on the other hand, shall be either terminated (with no payments, premiums, or liquidated damages and owing) or amended in form and substance satisfactory to Purchaser.

            (k) Intellectual Property Rights. Sellers shall provide evidence in form and substance satisfactory to Purchaser that past and current employees of the Company have assigned all their rights regarding Intellectual Property to the Company.

            (l) South Dakota Sales Tax. Sellers shall provide evidence in form and substance satisfactory to Purchaser that the Company is not liable to pay any sales or use Taxes in the state of South Dakota.

            (m) Other Documents and Instruments. Purchaser shall have received the documents and instruments referred to in Section 2.1 and such other documents and instruments it may reasonably have requested of the Company and Sellers no less than two (2) Business Days prior to the Closing Date.

            (n) No Material Adverse Effect. The Company has not suffered a Material Adverse Effect.

            (o) Payoff Letters. Purchaser shall have received evidence reasonably satisfactory to it that the First Community Financial Corporation will be paid in full and concurrently with such payment related liens shall be released.

            (p) Shareholder Loan Payoffs. Purchaser shall have received evidence reasonably satisfactory to it that all of the Shareholder Loans will be paid in full and concurrently with such payment related liens (if any) shall be released.

            (q) Transaction Costs. Purchaser shall have received evidence reasonably satisfactory to it that all Transaction Costs have been paid by the Company.

            (r) Consents for Material Contracts. Purchaser shall have received evidence reasonably satisfactory to it that the all payments required by
   Section 21 of the Lease Agreement by and between ADEVCO CONTACT CENTERS Rio Rancho, LLC and the Company dated as of January 22, 2004 Company have been made and all other requirements of such section have been satisfied so that such agreement remains in full force and effect post Closing.

      6.2 Conditions to Obligations of Sellers. Unless waived in writing by Sellers, the obligation of Sellers to consummate the transactions contemplated by this Agreement to be consummated at the Closing, is conditioned upon fulfillment, at or before the Closing, of each of the following conditions:

            (a) Governmental and Regulatory Consents. All Governmental Authorizations required to be obtained prior to the Closing from Governmental Body in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby to be consummated at the Closing shall have been made or obtained without the imposition of any Burdensome Condition as to the Company, or as to Sellers, and shall remain in full force and effect, all waiting periods applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated and all required regulatory filings shall have been made.

            (b) Bank Agreement. The Bank Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified. As of the Closing, Purchaser, the Company and/or any of their Affiliates shall have caused to be issued the Letter of Credit in support of the Purchaser's obligations under the Note.

            (c) No Governmental Actions. No Governmental Body of competent jurisdiction shall have enacted, issued, promulgated, decreed, enforced or entered any Order which is in effect and which prohibits consummation of the Closing or which would result in a Material Adverse Effect on the Company.

            (d) Representations and Warranties. Each of the representations and warranties of Purchaser contained in this Agreement shall be true in all material respects when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date and representations and warranties which are qualified as to materiality need be there in all respects). Sellers shall have received a certificate signed by a duly authorized officer on behalf of each of Purchaser to the foregoing effect.

            (e) Performance of Obligations. Each of the covenants and agreements of Purchaser to be performed on or prior to the Closing Date shall have been duly performed in all material respects. Sellers shall have received a certificate signed by a duly authorized officer on behalf of each of Purchaser to the foregoing effect.

            (f) Transaction Agreements. Each of the Transaction Documents (other than the Employment Agreements) and the Escrow Agreement shall be in full force and effect.

            (g) Other Documents and Instruments. Sellers shall have received such other documents and instruments as they may reasonably have requested of Purchaser no less than two (2) Business Days prior to the Closing Date.

                                    Article 7

                                CLOSING PROCEDURE

      7.1 Closing Date and Place. The closing for the transactions provided for herein (the "Closing") will be held at the offices of Pillsbury Winthrop LLP, 2475 Hanover Street, Palo Alto, California 94304, at a date and time (the "Closing Date") as may be mutually designated by the parties hereto, following the satisfaction or waiver by the appropriate party of all of the conditions contained in Article 6; provided, however, that the parties shall agree upon a date for Closing which shall be no more than five (5) Business Days following such satisfaction or waiver and, in any event, on or prior to May 17, 2004. The parties shall use commercially reasonable efforts to have the Closing take place on or prior to May 17, 2004.

      7.2 Procedure at the Closing.

            (a) At the Closing, Purchaser shall deliver to Sellers:

                  (i) the Cash Purchase Price (less the Escrow Amount pursuant to Section 2.2);

                  (ii) any documents, certificates and approvals required pursuant to Article 6 (including but not limited to the Note, the Letter of Credit, and the Transaction Documents); and

            (b) At the Closing, Sellers shall deliver or cause to be delivered to Purchaser:

                  (i) certificates evidencing the Shares accompanied by valid stock powers duly endorsed in blank by Sellers and by duly executed IRS Form W-9's for each Seller;

                  (ii) any documents, certificates and approvals required pursuant to Article 6; and

                  (iii) an IRS Form 8023 signed by all the Sellers.

                                   ARTICLE 8

                                   TERMINATION

      8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

            (a) By the mutual consent of Purchaser and Sellers' Representative in a written instrument;

            (b) By either Sellers' Representative or Purchaser (provided that the terminating party is not then in material breach of any representation, warranty or agreement contained herein), in the event of a material breach by the other of any representation, warranty or agreement contained herein which is not cured or cannot be cured within fifteen (15) days after written notice of such termination has been delivered to the breaching party; provided, however, that termination pursuant to this Section 8.1(b) shall not relieve the breaching party of liability for such breach or otherwise; provided, further, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 8.1(b) unless the breach of any representation, warranty or agreement, together with all such other breaches, would entitle the party to whom such representation, warranty or agreement is made not to consummate the transactions contemplated hereby pursuant to Sections 6.1(d) and 6.1(e) (in case of a breach of a representation, warranty, covenant or agreement by Sellers) or Section 6.2(d) and 6.2(e) (in the case of a breach of a representation, warranty, covenant or agreement by Purchaser);

            (c) By either Sellers' Representative or Purchaser, in the event that the Closing has not occurred on or before May 17, 2004, unless the failure to so consummate by such time is due to a breach of this Agreement by the party seeking to terminate;

            (d) By Purchaser if at anytime on or April 15, 2004, if Purchaser determines as a result of its evaluation of Schedule 3.22 and the related documents referred to therein, that the consummation of the transactions contemplated by this Agreement would not be in the best interests of the Purchaser.

            (e) By Purchaser if the representations and warranties of Sellers set forth in Sections 3.1, 3.4 and 3.25 shall not be true and correct in all respects at any time up to and including the Closing Date.

            (f) By Purchaser if the March 31 Financial Statements reflect EBITDA of less than $1,001,250 or if the Company has accrued on such financial statements or disclosed on any footnote thereto a material liability not reflected in the Calendar 2003 Financial Statements and Purchaser provides Sellers' Representative written notice by the fifth (5th) day after its receipt of the March 31 Financial Statements, provided, however, liabilities or obligations under Material Contracts reflected on Schedule 3.15 (other than liabilities or obligations resulting from a breach thereunder) shall not be deemed material liabilities.

            (g) By Purchaser if the unaudited financial statements for the four months ended April 30, 2004, reflect EBITDA of less than $1,681,560 or if the Company has accrued on such financial statements or disclosed in any footnotes thereto a material liability not reflected in the Calendar 2003 Financial Statements and Purchaser provides the Sellers' Representative written notice by the fifth (5th) day after receipt of such financial statements, provided, however, liabilities or obligations under Material Contracts reflected on Schedule 3.15 (other than liabilities or obligations resulting from a breach thereunder) shall not be deemed material liabilities.

            (h) By Purchaser if the information provided to Purchaser in connection with the transaction contemplated hereby by the Sellers, Sellers' Representative or the Company, taken as a whole, is fraudulent, materially incorrect, incomplete or misleading such that the commercial rationale of the proposed transaction is undermined, or that the Company has failed to disclose information which makes the information provided by it to Purchaser misleading in any material respect.

            (i) By Sellers if no Bank Agreement is obtained prior to the Closing for reasons other than because of the Company's financial condition or prospects.

            (j) By Purchaser if the Sellers fail to deliver all the documents required by Section 7.2(b) within five (5) Business Days (and in no event later than May 17, 2004) after all other conditions to closing have been satisfied or waived.

            (k) By Sellers if Purchaser fails to deliver all of the documents required by Section 6.1 on or before the Closing.

            (l) By Purchaser if the Willett Employment Agreement has not been agreed to by Purchaser and Mr. Willett by April 15, 2004.

            (m) By Sellers if the Sellers and the Purchaser have not agreed to the terms of the Letter of Credit on or before Closing.

      8.2 Effect of Termination; Reimbursement of Expenses.

            (a) In the event of termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to Section 8.1, no party hereto (or any of its directors, officers, employees, agents or Affiliates) shall have any liability or further obligation to any other party, except as provided in subsection (b) below and in Section 10.11, and except that nothing herein will relieve any party from liability for any breach of any provision of this Agreement.

            (b) In the event Purchaser terminates this Agreement pursuant to
   Section 8.1(f)-(h), the Company shall reimburse Purchaser for all out-of-pocket expenses reasonably incurred by Purchaser in connection with this Agreement and the transactions contemplated hereby no later than five
   (5) Business Days after Purchaser provides to Sellers' Representative a written statement specifying in reasonable detail the nature and amount of such expenses provided; however, in no event shall such reimbursement be more than $250,000. In the event Sellers terminate this Agreement pursuant to
   Section 8.1(i), Purchaser shall reimburse Sellers for all out-of-pocket expenses reasonably incurred by Sellers' Representative in connection with this Agreement and the transactions contemplated hereby no later than five
   (5) Business Days after Sellers' Representative provides to Purchaser a written statement specifying in reasonable detail the nature and amount of such expenses provided; however, in no event shall such reimbursement be more than $250,000.

                                    ARTICLE 9

                                 INDEMNIFICATION

      9.1 Indemnification by Sellers. Subject to the other provisions of this
Article 9, from and after the Closing, Sellers jointly and severally shall indemnify Purchaser and its Affiliates and each of their respective officers, directors, employees, agents, representatives and Affiliates (the "Purchaser Indemnified Parties") against, and shall hold them harmless from, any Loss arising from or otherwise with respect to (i) any breach on the part of Sellers and the Company of any representation or warranty made by them in Article 3,
(ii) any breach by Sellers of any agreement or covenant made by it contained in this Agreement, (iii) with respect to any Proceeding asserted against Purchaser, the Company or any of their Affiliates for events relating to the Company on or prior to the Closing Date including the Proceedings set forth on Schedule 3.16,
(iv) obligations to pay any Taxes as a result of any terminations of the Company's election to be taxed as an S Corporation within the meaning of Section 1361(a) of the Code, (v) any Finders Fees, liability or obligation to pay any brokers, investment bankers or other intermediaries acting on behalf of the Company and/or the Sellers in each case which are not subtracted in the calculation of Closing Working Capital and (vi) Transaction Costs not included in the Cash Purchase Price or Closing Working Capital.

      9.2 Indemnification by Purchaser. Subject to the other provisions of this
Article 9, from and after the Closing, Purchaser shall indemnify Sellers and their Affiliates and each of its officers, directors, employees, agents, representatives and Affiliates (each, a "Seller Indemnified Party") against, and shall hold them harmless from, (i) any Losses arising from or otherwise with respect to any breach on the part of Purchaser of any representation, warranty, covenant or agreement made by it contained in this Agreement, (ii) twenty percent (20%) of the amount (if any) by which the Depreciation Recapture exceeds $900,000, and (iii) any obligation of a Seller pursuant to any Seller Guarantee; provided, however, that Purchaser shall not indemnify any Seller Indemnified Party for any obligation of a Seller to a third party pursuant to any Seller

Guarantee to the extent that the Purchaser would have a right to indemnification by Seller under Section 9.1 if such third party had successfully brought a claim under such Seller Guarantee directly against Purchaser.

      9.3 Indemnification Procedures.

            (a) All claims for indemnification by any party (the "Indemnified Party") hereunder shall be asserted and resolved as set forth in this Article
   9. In the event that any claim or demand for which the party from whom indemnification is sought (an "Indemnifying Party") would be liable to any Indemnified Party hereunder or any event or condition occurs or comes to the attention of the Indemnified Party that could reasonably lead to such a claim or demand, such Indemnified Party shall promptly, but in no event more than 30 days following such Indemnified Party receiving of such claim or demand or such event or condition occurring or coming to the attention of the Indemnified Party, notify the Indemnifying Party of such claim or demand or event or condition, the amount or the estimated amount thereof, the method of calculation thereof and any other available details (the "Claim Notice"); provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. If the Indemnifying Party does not object in writing to such indemnification claim within thirty (30) days of receiving notice thereof (the "Notice Period") the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of such claim, and no later objection by the Indemnifying Party shall be permitted. If the Indemnifying Party agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, the Indemnified Party shall nevertheless be entitled to recover promptly from the Indemnifying Party the lesser amount without prejudice to the Indemnified Party's claim for the difference within two Business Days of the Indemnified Party's receipt of the written objection. The Indemnifying Party must notify the Indemnified Party in writing whether or not it desires to defend the Indemnified Party against such claim or demand. Except as hereinafter provided, in the event that the Indemnifying Party notifies the Indemnified Party that it desires to defend the Indemnified Party against such claim or demand, the Indemnifying Party shall have the right and authority to defend the Indemnified Party and shall have the sole power to direct and control such defense with counsel of its choice and, subject to Section 9.3(b), to settle or compromise any such claim or demand.

            (b) If any Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense. The Indemnified Party shall not settle a claim or demand for which it seeks or may seek to be indemnified by the Indemnifying Party without the prior written consent of the Indemnifying Party. If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party may undertake such defense, subject to the right of the Indemnifying Party at any time to assume the defense, and the amount of any such claim or demand (so long as it is a claim or demand in respect of which indemnification is available hereunder) or, if the same be contested by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense) shall be the liability of the Indemnifying Party hereunder. The Indemnifying Party shall not settle any third party claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), unless such settlement includes an unconditional release of the Indemnified Party. The Indemnified Party will cooperate with the Indemnifying Party and will give the Indemnifying Party and its counsel access to the Indemnified Party's premises and relevant business records and other documents, and all employees, counsel, accountants and other agents and representatives of the Indemnified Party.

      9.4 Exclusive Remedies; Limitations Upon Indemnification; Escrow Amount.

            (a) From and after the Closing, the remedies set forth in this
   Article 9 shall be exclusive and in lieu of any other remedies that may be available to the Indemnified Parties, including under any other agreement or pursuant to any statutory or common law, with respect to any Losses or any other damages, costs or expenses of any kind or nature or any other claim or remedy directly or indirectly resulting from, arising out of or relating to any of this Agreement (including alleged breaches of any representation, warranty, covenant or other term or provision or for any alleged misrepresentation), the transactions contemplated hereby, the Shares, the business, operations, assets, properties and liabilities of the Company and the Company Employees. Nothing herein shall preclude a party from bringing an action for specific performance or other equitable remedy to require a party to perform its obligations under this Agreement. Nothing in this Agreement shall be construed as limiting in any way the remedies that may be available to Purchaser in the event of fraud or willful and material misrepresentation relating to any of the representations, warranties, agreements or covenants made on behalf of the Company or Sellers in this Agreement.

            (b) The representations and warranties in this Agreement shall survive the Closing for a period of two (2) years after the Closing Date at which time they shall terminate; provided, however, that the representations and warranties set forth in Section 3.18 (Environmental) shall survive the Closing for a period of seven (7) years; provided, further, that the representations and warranties set forth in Section 3.10 (Taxes) shall survive until the expiration of any applicable statutes of limitation; provided, further, that the representations and warranties set forth in Sections 3.1, 3.4 and 3.25 shall survive indefinitely; provided, further, that such termination shall not affect any claim for breaches of representations, warranties or covenants if written notice thereof, in reasonable detail, is given to Sellers' Representative prior to such termination date.

            (c) Sellers shall not be obligated to provide any indemnification under Article 9 with respect to breaches of representations and warranties unless and until the aggregate amount for which it is obligated to provide such indemnification exceeds the sum of $50,000, after which Sellers shall be obligated to pay the amount of such claim in its entirety; provided, however, that in no event shall the aggregate liability of Sellers hereunder for breaches of representations and warranties set forth in Article 3 hereof exceed the sum of the Cash Consideration, the Contingent Consideration and the Escrow Amount. Any claim that is a breach of a representation and warranty under Article 3 that is also indemnifiable hereunder notwithstanding the breach of such representation and warranty, shall not be counted against the aggregate liability limitation set forth in the immediately preceding sentence.

            (d) If an Indemnified Party has a claim against Sellers pursuant to
   Section 9.1, such Indemnified Party has the option, exercisable in its sole discretion of (i) making a claim for payment under the Escrow Agreement and pursuant to Section 9.6; (ii) offsetting such amount against the Contingent Consideration or other amounts otherwise payable to Sellers' Representative or any Seller; or (iii) proceeding directly against the Indemnifying Parties, provided, however, that the Indemnified Party may not proceed directly against the Indemnified Party unless the remaining Escrow Fund is insufficient to cover the entire claim. Any indemnification payments made by Sellers shall be treated as a reduction in the purchase price received by Sellers for the Shares.

      9.5 Computation of Indemnifiable Losses. Any amount payable pursuant to this Article 9 shall be decreased to the extent (i) of any insurance proceeds or contribution payments or other similar source of compensation received or receivable by the Indemnified Party or its Affiliates in respect of an indemnifiable Loss or (ii) of any indemnification proceeds received or receivable by the Indemnified Party or its Affiliates from an unrelated party in respect of an indemnifiable Loss. An Indemnified Party shall take all reasonable steps to mitigate all Losses upon becoming aware of any event that could reasonably be expected to give rise to an indemnifiable Loss.

      9.6 Escrow.

            (a) Escrow Funding. On the Closing Date, Purchaser shall deliver to the Escrow Agent the Escrow Amount (the "Escrow") in accordance with this
   Section 9.6 and the terms of the Escrow Agreement.

            (b) Escrow Claims. If Purchaser desires to make a claim under the Escrow, it must make such claim prior to the second anniversary of the Closing Date. Purchaser Indemnified Parties may do so by either stating that it intends to make a claim against the Escrow in the Claim Notice or pursuant to a separate writing (in either case, the "Escrow Claim Notice"). Except as otherwise provided herein, any claim by any Purchaser Indemnified Party against the Escrow described in an Escrow Claim Notice shall be referred to herein as an "Escrow Claim," or, if multiple, "Escrow Claims." Prior to the expiration of the Notice Period, the Sellers' Representative shall either (x) execute and deliver to Purchaser a certificate to be countersigned by Purchaser to direct jointly the Escrow Agent to disburse promptly to Purchaser, out of the Escrow Funds, the amount of such Losses, or (y) notify Purchaser, with contemporaneous delivery to the Escrow Agent, in writing of an intention to dispute the Escrow Claim(s) and the basis of such dispute (a "Dispute Notice"). If Sellers' Representative does not take any action within the Notice Period, Sellers shall be deemed to have accepted full liability for such Escrow Claims. If the Sellers' Representative agrees that Sellers have an indemnification obligation but object in writing on the basis that they are obligated to pay only a lesser amount, then within two Business Days after Purchaser's receipt of the Sellers' Representative written objection, and without prejudice to Purchaser's claim for the difference, Sellers' Representative shall execute and deliver to Purchaser a certificate to be countersigned by Purchaser, to direct jointly the Escrow Agent to promptly disburse to Purchaser, Escrow Funds equal to the lesser amount. If the Sellers' Representative delivers a Dispute Notice in accordance with Section 9.6(b), Purchaser and Sellers' Representative shall attempt in good faith until thirty (30) days after receipt of any

   Dispute Notice to agree upon the rights of the respective parties with respect to each Escrow Claim. If Purchaser and Sellers' Representative should so agree, a memorandum setting forth such agreement shall be prepared and signed by the Sellers' Representative and Purchaser and Purchaser and Sellers' Representative shall also execute a certificate jointly directing the Escrow Agent to disburse promptly such Escrow Funds in the manner set forth in such certificate which shall be consistent with the terms of such memorandum. If Purchaser and Sellers' Representative are unable to agree within such thirty (30) day period, then Escrow Funds valued at the amount in dispute shall be retained in the Escrow until such dispute shall be resolved in accordance with Section 10.12. Promptly after such resolution, Purchaser and the Sellers' Representative shall execute and deliver to the Escrow Agent a memorandum which directs the Escrow Agent to disburse such Funds in accordance with such resolution and the terms of the Escrow Agreement.

            (c) Release of Escrow.

                  (i) On the first anniversary of the Closing Date, the Sellers' Representative, and any officer of Purchaser on the other hand, shall jointly execute a certificate jointly directing the Escrow Agent to disburse to the Sellers' Representative out of the available Escrow Funds, if any, the lesser of (A) the lesser of (i) $1,000,000 and (ii) the amount of the Escrow Fund less (B) that amount of the available Escrow Fund, if any, which in the reasonable judgment of Purchaser are necessary to satisfy any unsatisfied Escrow Claims on such date (such disbursement being referred to as the "First Anniversary Escrow Disbursement") provided, however, that if Larry R. Willett resigns as an employee of the Purchaser or any of its Affiliates or is fired for cause (as that term is defined in Mr. Willett's employment agreement) then the lesser of (i) $1,000,000 and (ii) the amount of the Escrow Fund shall be released immediately from the Escrow and returned to Purchaser in which case the Escrow Contributing Sellers shall forfeit any rights with respect to the funds release to Purchaser. If Sellers' Representative dispute the retention of all or a portion of the amount retained from the First Anniversary Escrow Disbursement, or the release of funds to Purchaser as provided in the immediately preceding sentence, Purchaser and Sellers' Representative shall attempt in good faith within 30 days after the first anniversary of the Closing Date, as the case may be (the "First Resolution Period"), to agree upon the amount to be retained from the First Anniversary Escrow Disbursement. If Purchaser and Sellers' Representative should so agree, a memorandum shall be prepared and signed by the Sellers' Representative and Purchaser and delivered to the Escrow Agent directing the Escrow Agent to disburse such Escrow Funds in accordance with such agreement and the terms of the Escrow Agreement. If Purchaser and Sellers' Representative cannot agree within the First Resolution Period, the First Anniversary Escrow Disbursement shall be determined in accordance with
      Section 10.12.

                  (ii) On the second anniversary of the Closing Date, the Sellers' Representative, and any officer of Purchaser on the other hand, shall jointly execute a certificate jointly directing the Escrow Agent to disburse to each of the Escrow Contributing Sellers one half of the difference between (a) the balance of the Escrow Funds less (b) any Retained Escrow (defined below). In the event that there are any Escrow Claims which have been disputed by Sellers' Representative and which are unresolved on the second anniversary of the Closing Date, subject to this Section 9.6 and Section 10.12, Escrow Funds which in the reasonable judgment of Purchaser, are necessary to satisfy any such unsatisfied Escrow Claims shall remain in the Escrow until such Escrow Claims have been fully and finally resolved ("Retained Escrow"). If Sellers' Representative dispute the retention of all or a portion of the Retained Escrow, Purchaser and Sellers' Representative shall attempt in good faith within 30 days after the second anniversary of the Closing Date, as the case may be (the "Final Retention Resolution Period"), to agree upon the Retained Escrow. If Purchaser and Sellers' Representative should so agree, a memorandum shall be prepared and signed by the Sellers' Representative and Purchaser and delivered to the Escrow Agent directing the Escrow Agent to disburse such Escrow Funds one half to each of the Escrow Contributing Sellers in accordance with such agreement and the terms of the Escrow Agreement. If Purchaser and Sellers' Representative cannot agree within the Final Retention Resolution Period, the Retained Escrow shall be determined in accordance with Section 10.12.

                  (iii) At any time prior to the first anniversary of the Closing Date upon delivery to Purchaser of the documents referred to in clauses (A) and (B) below, one-half of all funds (other than $1,000,000 plus those Escrow Funds which in the reasonable judgment of Purchaser are necessary to satisfy any unsatisfied Escrow Claims) shall be released to each of the Escrow Contributing Sellers. All funds remaining in the Escrow after the disbursement referred to in the immediately preceding sentence shall be governed by Section 9.6(c)(i):

                  (A) (1) A Sellers' Letter of Credit for a maximum draw up to the Escrow Amount which shall not expire prior to the second anniversary of the Closing Date; or (2) a policy of Deal Protection Insurance providing insurance up to the Escrow Amount; and

                  (B) Evidence satisfactory to Purchaser that the Transaction Costs incurred in connection with such Sellers' Letter of Credit or the Deal Protection Insurance, as the case may be, have been paid. If Sellers' Representative does not agree with the amount withheld for unsatisfied Escrow Claims, such dispute shall be settled in a manner mutatis mutandis set for in Section 9.6(c)(ii) above with respect to the Retained Escrow.

                                   Article 10

                                  MISCELLANEOUS

      10.1 Assignment. Neither this Agreement nor any of the rights, interests or obligations of either Purchaser or the Company may be assigned without the written consent of the Sellers' Representative except that Purchaser and/or the Company may assign any or all of their rights hereunder without such consent to any Affiliate of either Purchaser or the Company; provide, however, that in the event of such an assignment, the Person or Persons making such assignment (i.e., Purchaser and/or the Company, as applicable) shall be responsible for all obligations of the Affiliate and shall continue to be bound in all respects by the provisions hereof. Neither this Agreement nor any of the rights, interests or obligations of any of the Sellers may be assigned without the written consent of Purchaser.

      10.2 Binding Effect. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement shall afford rights to any person other than the parties hereto.

      10.3 Public Notice. Prior to the Closing Date, neither Purchaser nor Sellers shall directly or indirectly, make, or cause to be made, any press release for general circulation, public announcement or disclosure or issue any notice or general communication to employees with respect to any of the transactions contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, each party may make such public disclosure regarding this Agreement and the transactions contemplated thereby to the extent required by law or necessary to obtain the Regulatory Approvals.

      10.4 Notices. All notices, requests, demands, consents and other communications given or required to be given under this Agreement and under the related documents shall be in writing and delivered to the applicable party at the address indicated below:

        If to Sellers:        Phase 2 Solutions, Inc.
                              8901 E. Raintree, Suite 100
                              Scottsdale, AZ 85260


                              Attention: Robert D. Miller and Larry R. Willett

        With a copy to:       Anderson, Brody, Levinson, Weiser & Horwitz, P.A.
                              4600 E. Shea Boulevard, Suite 100
                              Phoenix, AZ 85028

                              Attention: Donald E. Anderson, Esq.

        If to Purchaser       eTelecare International, Inc.
        and/or the Company:   602 E. Huntington Drive, Suite H
                              Monrovia, CA 91016

                              Attention: Jim Franke

        and to:               Crimson
                              2475 Hanover Street
                              Palo Alto, CA 94304
                              Attention: Alfredo I. Ayala

        With a copy to:       Pillsbury Winthrop LLP
                              2475 Hanover Street
                              Palo Alto, CA 94304
                              Attention: Kerry T. Smith, Esq.

or, as to each party at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 10.4. All notices shall be in writing and may be sent by facsimile, or registered or certified mail, return receipt requested, postage prepaid. Notice shall be effective upon actual receipt thereof. Any and all notices to be provided by Sellers to Purchaser hereunder shall be provided only by the designated representative of Sellers (the "Sellers' Representative") and Purchaser shall not be obligated to honor and each shall be free to disregard any notice provided by any Seller other than the Sellers' Representative. Robert
D. Miller shall be the initial Sellers' Representative. In the event of the death or incapacity of the Representative, Sellers shall designate a successor Sellers' Representative by means of a writing signed by each Seller or such Seller's legal representative that is delivered to Purchaser in accordance with the terms of this Section 10.4.

      10.5 Incorporation. All Exhibits and Schedules attached hereto and to which reference is made herein are incorporated by reference as if fully set forth herein.

      10.6 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California (excluding its choice of law rules).

      10.7 Entire Agreement. This Agreement and the Transaction Documents contain the entire understanding of and all agreements between the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous agreement or understanding, oral or written, pertaining to any such matters which agreements or understandings shall be of no force or effect for any purpose; including without limitation the letter agreement dated February 26, 2004 by and among Purchaser, Sellers and the Company which was binding upon the parties only to the extent described therein. Subject to the provisions of Section 10.16, this Agreement may not be amended or supplemented in any manner except by mutual agreement of the parties and as set forth in a writing signed by the parties hereto or their respective successors in interest.

      10.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10.9 Headings. The headings used in this Agreement are inserted for purposes of convenience of reference only and shall not limit or define the meaning of any provisions of this Agreement.

      10.10 Waiver. The waiver of any breach of any provision under this Agreement by any party shall not be deemed to be a waiver of any preceding or subsequent breach under this Agreement. No such waiver shall be effective unless in writing.

      10.11 Expenses. Unless specifically provided otherwise in this Agreement, each party shall bear and pay all costs and expenses which it incurs, or which may be incurred on its behalf in connection with the preparation of this Agreement and consummation of the transactions described herein, and the expenses, fees, and costs necessary for any approvals of the appropriate Governmental Bodies; provided, however, that if Purchaser terminates this Agreement pursuant to Section 8.1(j) then the Sellers shall reimburse Purchaser for all its costs and expenses (including attorneys and accountants fees and expenses) incurred by it in connection with this

Agreement and the transactions contemplated hereby in addition to and not in lieu of any other claims Purchaser may have for breach hereunder. In case any action or proceeding is brought under this Agreement, the prevailing party shall be entitled to recover all costs and expense, including without limitation, reasonable attorneys fees.

      10.12 Arbitration.

            (a) Except as otherwise provided in Sections 2.5, 5.10 and 9.6, any controversy or claim between the parties arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith, including, but not limited to a claim based on or arising from an alleged tort, will, at the request of any party be determined by binding arbitration administered in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), and any applicable State Uniform Arbitration Act as supplemented and modified by this Section. The arbitration shall take place in either San Francisco, California, or Phoenix, Arizona, as selected by the party instituting the arbitration by notice to the AAA. The unsuccessful party in any arbitration awarded shall be obligated to pay in addition to the other amounts awarded, the travel and lodging costs (if any) of the prevailing party and, if applicable, the arbitrator. The arbitration shall be administered by the AAA which shall appoint a single arbitrator for the purpose of determining all matters subject to arbitration. The arbitrator shall be a person who, by virtue of background, training, or experience, is knowledgeable in matters of the type covered by this Agreement. No arbitrator shall be an employee or shareholder of any party of family member, shareholder, or employee of any party or any of their Affiliates. The arbitrator shall give effect to statutes of limitation in determining any claim, as well as the time period limitations set forth in this Agreement. The award rendered by the arbitrator shall set forth findings of fact and conclusions of law and shall be final, and the judgment may be entered in any court having jurisdiction thereof. A failure by the arbitrator to make findings of fact and conclusions of law shall be grounds for overturning the award.

      (b) Other remedies. No provision of nor the exercise of any rights under this Section shall limit the rights of either party to employ the following remedies: (i) exercising self-help remedies (including off-set rights if not expressly disallowed); or (ii) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment, or the appointment of a receiver from the Court having jurisdiction before, during, or after the pendency of any arbitration. The exercise of self-help remedies or the institution and maintenance of an action for provisional or ancillary remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit a dispute to arbitration, or render inapplicable the compulsory arbitration provisions of this Agreement.

      (c) Commencement. Any party may commence arbitration by serving upon the adverse party written demand for arbitration with a copy to be delivered to the local AAA office in Phoenix, Arizona or San Francisco, California, as selected by the complaining party. To the maximum extent practicable, any arbitration proceeding shall be concluded within one hundred twenty (120) days of filing the dispute with AAA.

      (d) Decision of Arbitrator. The decision of the arbitrator shall be conclusive, final and binding upon the parties. Subject to the limitation on liability set forth in this Agreement, the arbitrator shall be entitled to award compensatory and equitable relief only, and may not award exemplary damages. The arbitrator shall award reasonable attorneys' fees and costs, including expert witness fees, in favor of the prevailing party.

               Third Party Beneficiaries. Except as expressly provided in this Agreement, the parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

      10.13 Severability. If any provision of this Agreement, as applied to any part or circumstance, shall be adjudged by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of any such provision and any other circumstances or the validity or enforceability of the other provisions of this Agreement.

      10.15 Time. Time shall be of the essence for all purposes connected with this Agreement.

      10.16 Action by Sellers. This Agreement may be amended only by a writing signed by Purchaser and by each Seller or the Sellers' Representative on behalf of all Sellers, and any provision hereof for the benefit of Sellers may be waived by a writing signed by each such Seller or by the Sellers' Representative on behalf of all Sellers; provided, however, that no such amendment or waiver shall be executed by the Sellers' Representative unless previously approved in writing by Sellers holding a majority of the Shares; and provided further, however, that no such amendment or waiver which reduces the aggregate consideration payable hereunder to Sellers shall be executed by the Sellers' Representative unless previously approved in writing by all Sellers. Purchaser shall be entitled to require Sellers to cause the Sellers' Representative to furnish Purchaser with such evidence as Purchaser may reasonably require as to the authority of the Sellers' Representative regarding any matter subject to this Section 10.16.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

  PHASE 2 SOLUTIONS, INC. (for             ETELECARE INTERNATIONAL, INC.
  purposes of Sections 2.4, 5.7
  and 8.2(b) only)

  By                                       By  /s/ [ILLEGIBLE]
      ----------------------------------       ---------------------------------

  Its                                      Its
      ----------------------------------       ---------------------------------

  SELLERS:

   -------------------------------------   -------------------------------------
              Robert D. Miller                       Larry R. Willett

   -------------------------------------   -------------------------------------
              Gary Griffith                           Mary Griffith

   -------------------------------------   -------------------------------------
               Jeff Aiazzi                            David Ammons

   -------------------------------------   -------------------------------------
                Dave Graef                            Lafe Miller

   -------------------------------------
              Alida Kerski

                   SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

  PHASE 2 SOLUTIONS, INC. (for purposes    ETELECARE INTERNATIONAL, INC.
  of Sections 2.4, 5.7 and 8.2(b) only)

  By   /s/ ROBERT D. MILLER                By
      ----------------------------------       ---------------------------------

  Its   VP Sec't                           Its
      ----------------------------------       ---------------------------------

  SELLERS:

          /s/ ROBERT D. MILLER                   /s/ LARRY R. WILLETT
   -------------------------------------   -------------------------------------
          Robert D. Miller                       Larry R. Willett

   -------------------------------------   -------------------------------------
          Gary Griffith                          Mary Griffith

          /s/ JEFF AIAZZI                        /s/ DAVID AMMONS
   -------------------------------------   -------------------------------------
          Jeff Aiazzi                            David Ammons

          /s/ DAVE GRAEF                         /s/ LAFE MILLER
   -------------------------------------   -------------------------------------
          Dave Graef                             Lafe Miller

          /s/ ALIDA KERSKI
   -------------------------------------
          Alida Kerski

                   SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

  PHASE 2 SOLUTIONS, INC. (for purposes    ETELECARE INTERNATIONAL, INC.
  of Sections 2.4, 5.7 and 8.2(b) only)

  By                                       By
      ----------------------------------       ---------------------------------

  Its                                      Its
      ----------------------------------       ---------------------------------

  SELLERS:

   -------------------------------------   -------------------------------------
            Robert D. Miller                        Larry R. Willett

          /s/ GARY GRIFFITH                        /s/ MARY GRIFFITH
   -------------------------------------   -------------------------------------
             Gary Griffith                          Mary Griffith

   -------------------------------------   -------------------------------------
              Jeff Aiazzi                           David Ammons

   -------------------------------------   -------------------------------------
               Dave Graef                           Lafe Miller

   -------------------------------------   -------------------------------------
             Alida Kerski

                   SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

                                    EXHIBIT A

                                 PRO RATA SHARE

                                    EXHIBIT B

                                  FORM OF NOTE

                                    EXHIBIT C

                        FORM OF NONCOMPETITION AGREEMENT

                                    EXHIBIT D

                             EMPLOYEE BONUS PAYMENTS

                                   EXHIBIT E-1

                                 MANILA PROFITS

                                    EXHIBIT F

                       FORM OF OPINION OF SELLERS' COUNSEL

                                    EXHIBIT G

                    SCHEDULES TO THE STOCK PURCHASE AGREEMENT

                                     [Image]

April 13, 2004

Robert D. Miller
c/o Phase 2 Solutions, Inc.
8901 Raintree, Suite 100
Scottsdale, Arizona  85260

RE: Stock Purchase Agreement (the "Agreement"), dated as of March 31, 2004, by and among eTelecare International, Inc. ("Purchaser"), Phase 2 Solutions, Inc. (for purposes of Sections 2.4, 5.7 and 8.2(b) only) (the "Company"), and the shareholders of Phase 2 Solutions, Inc. (the "Sellers")

Dear Rob:

This letter agreement is being sent to you as Sellers' Representative under the above referenced Agreement, in order to make effective certain amendments thereto. Capitalized terms used but not defined herein shall have the meaning assigned to them in said Agreement.

In accordance with Sections 10.7 and 10.16 of the Agreement, the parties to the Agreement agree as follows:

1. The date by which the Willett Employment Agreement shall be in a form acceptable to Purchaser under Section 6.1(f) of the Agreement shall hereafter be April 22, 2004.

2. The date by which Exhibit A and Exhibit B to Schedule 3.22 of the Agreement shall be provided to the Purchaser by the Company shall hereafter be April 20, 2004.

3. For purposes of Section 8.1(d) of the Agreement, Purchaser shall hereafter be required to determine on or before April 22, 2004 that, as a result of its evaluation of Schedule 3.22 of the Agreement and the related documents referred to in Schedule 3.22, the consummation of the transactions contemplated by the Agreement would not be in the best interest of the Purchaser.

Accept as set forth herein, the terms and conditions of the Agreement shall remain in full force and effect.

If the foregoing is acceptable to the Sellers, please acknowledge such acceptance by executing this letter agreement below and return the executed letter agreement to me by facsimile at 1-866-210-6085.

Sincerely,

/s/ ALFREDO I. AYALA

Alfredo I. Ayala
Chairman
eTelecare International, Inc.

                                        As Sellers' Representative and on behalf of the Sellers, I hereby agree to and acknowledge the foregoing:

                                        /s/ ROBERT D. MILLER            4/14/04
                                        ----------------------------------------
                                            Robert D. Miller            Date

                                     [Image]

April 21, 2004

Robert D. Miller
c/o Phase 2 Solutions, Inc.
8901 Raintree, Suite 100
Scottsdale, Arizona  85260

RE: Stock Purchase Agreement (as amended, the "Agreement"), dated as of March 31, 2004, by and among eTelecare International, Inc. ("Purchaser"), Phase 2 Solutions, Inc. (for purposes of Sections 2.4, 5.7 and 8.2(b) only) (the "Company"), and the shareholders of Phase 2 Solutions, Inc. (the "Sellers"), as amended by that letter agreement dated April 13, 2004, between eTelecare and Robert D. Miller, as the Seller's Representative.

Dear Rob:

This letter agreement is being sent to you as Sellers' Representative under the above referenced Agreement, in order to make effective certain amendments thereto. Capitalized terms used but not defined herein shall have the meaning assigned to them in said Agreement.

In accordance with Sections 10.7 and 10.16 of the Agreement, the parties to the Agreement agree as follows:

1. The date by which the Willett Employment Agreement shall be in a form acceptable to Purchaser under Section 6.1(f) of the Agreement shall hereafter be April 26, 2004.

2. The date by which Exhibit A and Exhibit B to Schedule 3.22 of the Agreement shall be provided to the Purchaser by the Company shall hereafter be April 26, 2004.

3. For purposes of Section 8.1(d) of the Agreement, Purchaser shall hereafter be required to determine on or before April 29, 2004 that, as a result of its evaluation of Schedule 3.22 of the Agreement and the related documents referred to in Schedule 3.22, the consummation of the transactions contemplated by the Agreement would not be in the best interest of the Purchaser.

Accept as set forth herein, the terms and conditions of the Agreement shall remain in full force and effect.

If the foregoing is acceptable to the Sellers, please acknowledge such acceptance by executing this letter agreement below and return the executed letter agreement to me by facsimile at 1-866-210-6085.

Sincerely,

/s/ ALFREDO I. AYALA

Alfredo I. Ayala
Chairman
eTelecare International, Inc.

                                        As Sellers' Representative and on behalf of the Sellers, I hereby agree to and acknowledge the foregoing:

                                           /s/ ROBERT D. MILLER
                                        ----------------------------------------
                                              Robert D. Miller             Date

                                     [Image]

April 28, 2004

Robert D. Miller
c/o Phase 2 Solutions, Inc.
8901 Raintree, Suite 100
Scottsdale, Arizona  85260

RE: Stock Purchase Agreement (as amended, the "Agreement"), dated as of March 31, 2004, by and among eTelecare International, Inc. ("Purchaser"), Phase 2 Solutions, Inc. (for purposes of Sections 2.4, 5.7 and 8.2(b) only) (the "Company"), and the shareholders of Phase 2 Solutions, Inc. (the "Sellers"), as amended by that letter agreement dated April 13, 2004 and the letter agreement dated April 21, 2004, between eTelecare and Robert D. Miller, as the Seller's Representative.

Dear Rob:

This letter agreement is being sent to you as Sellers' Representative under the above referenced Agreement, in order to make effective certain amendments thereto. Capitalized terms used but not defined herein shall have the meaning assigned to them in said Agreement.

In accordance with Sections 10.7 and 10.16 of the Agreement, the parties to the Agreement agree as follows:

1. The date by which Exhibit A and Exhibit B to Schedule 3.22 of the Agreement shall be provided to the Purchaser by the Company shall hereafter be April 29, 2004.

3. For purposes of Section 8.1(d) of the Agreement, Purchaser shall hereafter be required to determine on or before May 3, 2004 that, as a result of its evaluation of Schedule 3.22 of the Agreement and the related documents referred to in Schedule 3.22, the consummation of the transactions contemplated by the Agreement would not be in the best interest of the Purchaser.

Accept as set forth herein, the terms and conditions of the Agreement shall remain in full force and effect.

If the foregoing is acceptable to the Sellers, please acknowledge such acceptance by executing this letter agreement below and return the executed letter agreement to me by facsimile at 1-866-210-6085.

Sincerely,

/s/ ALFREDO I. AYALA

Alfredo I. Ayala
Chairman

eTelecare International, Inc.

                                        As Sellers' Representative and on behalf of the Sellers, I hereby agree to and acknowledge the foregoing:

                                           /s/ ROBERT D. MILLER          4/28/04
                                        ----------------------------------------
                                               Robert D. Miller             Date

                                     [Image]

May 3, 2004

Robert D. Miller
c/o Phase 2 Solutions, Inc.
8901 Raintree, Suite 100
Scottsdale, Arizona  85260

RE: Stock Purchase Agreement (as amended, the "Agreement"), dated as of March 31, 2004, by and among eTelecare International, Inc. ("Purchaser"), Phase 2 Solutions, Inc. (for purposes of Sections 2.4, 5.7 and 8.2(b) only) (the "Company"), and the shareholders of Phase 2 Solutions, Inc. (the "Sellers"), as amended by that letter agreement dated April 13, 2004, the letter agreement dated April 21, 2004 and the letter agreement dated April 28, 2004, between eTelecare and Robert D. Miller, as the Seller's Representative.


Dear Rob:

This letter agreement is being sent to you as Sellers' Representative under the above referenced Agreement, in order to make effective certain amendments thereto. Capitalized terms used but not defined herein shall have the meaning assigned to them in said Agreement.

In accordance with Sections 10.7 and 10.16 of the Agreement, the parties to the Agreement agree as follows:

1. The date by which Exhibit A and Exhibit B to Schedule 3.22 of the Agreement shall be provided to the Purchaser by the Company shall hereafter be May 5, 2004.

3. For purposes of Section 8.1(d) of the Agreement, Purchaser shall hereafter be required to determine on or before May 7, 2004 that, as a result of its evaluation of Schedule 3.22 of the Agreement and the related documents referred to in Schedule 3.22, the consummation of the transactions contemplated by the Agreement would not be in the best interest of the Purchaser.

Except as set forth herein, the terms and conditions of the Agreement shall remain in full force and effect.

If the foregoing is acceptable to the Sellers, please acknowledge such acceptance by executing this letter agreement below and return the executed letter agreement to me by facsimile at 1-866-210-6085.

Sincerely,

/s/ ALFREDO I. AYALA

Alfredo I. Ayala
Chairman
eTelecare International, Inc.

As Sellers' Representative and on behalf of the Sellers, I hereby agree to and acknowledge the foregoing:

                                        /s/ ROBERT D. MILLER
                                        ----------------------------------------
                                        Robert D. Miller                    Date

                                     [Image]

May 7, 2004

Robert D. Miller
c/o Phase 2 Solutions, Inc.
8901 Raintree, Suite 100
Scottsdale, Arizona  85260

RE: Stock Purchase Agreement (as amended, the "Agreement"), dated as of March 31, 2004, by and among eTelecare International, Inc. ("Purchaser"), Phase 2 Solutions, Inc. (for purposes of Sections 2.4, 5.7 and 8.2(b) only) (the "Company"), and the shareholders of Phase 2 Solutions, Inc. (the "Sellers"), as amended by that letter agreement dated April 13, 2004, the letter agreement dated April 21, 2004, the letter agreement dated April 28, 2004, and the letter agreement dated May 3, 2004 between eTelecare and Robert D. Miller, as the Seller's Representative.

Dear Rob:

This letter agreement is being sent to you as Sellers' Representative under the above referenced Agreement, in order to make effective certain amendments thereto. Capitalized terms used but not defined herein shall have the meaning assigned to them in said Agreement.

In accordance with Sections 10.7 and 10.16 of the Agreement, the parties to the Agreement agree as follows:

1. For purposes of Section 8.1(d) of the Agreement, Purchaser shall hereafter be required to determine on or before May 12, 2004 that, as a result of its evaluation of Schedule 3.22 of the Agreement and the related documents referred to in Schedule 3.22, the consummation of the transactions contemplated by the Agreement would not be in the best interest of the Purchaser.

Except as set forth herein, the terms and conditions of the Agreement shall remain in full force and effect.

If the foregoing is acceptable to the Sellers, please acknowledge such acceptance by executing this letter agreement below and return the executed letter agreement to me by facsimile at 1-866-210-6085.

Sincerely,

/s/ ALFREDO I. AYALA

Alfredo I. Ayala
Chairman
eTelecare International, Inc.

                                        As Sellers' Representative and on behalf of the Sellers, I hereby agree to and acknowledge the foregoing:

                                        /s/ ROBERT D. MILLER              5/7/04
                                        ----------------------------------------
                                           Robert D. Miller                Date

                                     [Image]

May 12, 2004

Robert D. Miller
c/o Phase 2 Solutions, Inc.
8901 Raintree, Suite 100
Scottsdale, Arizona  85260

RE: Stock Purchase Agreement (as amended, the "Agreement"), dated as of March 31, 2004, by and among eTelecare International, Inc. ("Purchaser"), Phase 2 Solutions, Inc. (for purposes of Sections 2.4, 5.7 and 8.2(b) only) (the "Company"), and the shareholders of Phase 2 Solutions, Inc. (the "Sellers"), as amended by that letter agreement dated April 13, 2004, the letter agreement dated April 21, 2004, the letter agreement dated April 28, 2004, the letter agreement dated May 3, 2004 and the letter agreement dated May 7, 2004 between eTelecare and Robert D. Miller, as the Seller's Representative.

Dear Rob:

This letter agreement is being sent to you as Sellers' Representative under the above referenced Agreement, in order to make effective certain amendments thereto. Capitalized terms used but not defined herein shall have the meaning assigned to them in said Agreement.

In accordance with Sections 10.7 and 10.16 of the Agreement, the parties to the Agreement agree as follows:

1. $150,000 of the outstanding Promissory Note dated July 24, 2003 in the principal amount of $300,000 payable to Stratasoft, Inc. shall be deducted from the Cash Purchase Price. Additionally, one half of any settlement with Stratasoft, Inc. in connection with amounts owed under the Note that is in excess of the $150,000 shall be either (i) deducted from Cash Purchase Price, if such amount is known pre-Closing or (ii) deemed to be an indemnifiable Transaction Cost referred to in clause (vi) of Section 9.1. Neither the $150,000 adjustment nor the adjustment referred to in the immediately preceding sentence shall be used to calculate the Net Debt Post-Closing Adjustment or the Working Capital Post-Closing Adjustment.

2. Attached hereto as Exhibit A is Schedule 3.22 which has been delivered by Sellers. Purchaser hereby waives its right to terminate the Agreement pursuant to Section 8.1(d).

3. $178,000 shall be added as an additional Transaction Cost to be deducted from the Cash Purchase Price. This amount represents the expected cost of the

Company obtaining licenses disclosed on Exhibit A to Schedule 3.22 (licenses used by the Company) which are not disclosed on Exhibit B to Schedule 3.22 (licenses owned by the Company). To the extent that the cost of obtaining licenses disclosed on Exhibit A to Schedule 3.22 which are not also disclosed on Exhibit B to Schedule 3.22 exceeds $178,000, such excess shall be deemed an indemnifiable Transaction Cost referred to in clause (vi) of Section 9.1. Neither the $178,000 adjustment nor the amounts deemed indemnifiable Transaction Costs shall be used to calculate the Net Debt Post-Closing Adjustment or the Working Capital Post-Closing Adjustment.

4. The spreadsheet attached to and incorporated as part of Exhibit D to the Stock Purchase Agreement is hereby deleted and the spreadsheet attached as an Exhibit B hereto is substituted in its place.

5. The Letter of Credit shall expire on the earlier of (i) the first anniversary of the Closing Date and (ii) the date that the Note is paid in full. Sellers hereby accept the Letter of Credit substantially in the form attached hereto as Exhibit C including any changes required by the lender.

6. If upon expiration of the Letter of Credit, Robert D. Miller and/or Larry R. Willett are personally guaranteeing any obligations of the Company, Purchaser shall provide an additional letter of credit (an "Additional Letter of Credit") equal to the lesser of (a) the amount of such personal guarantees, or (b) $1,000,000 which shall secure such obligations of the Company's which are personally guaranteed by Robert D. Miller and/or Larry R. Willet. This additional letter of credit shall expire upon the earlier of (i) the second anniversary of the Closing Date and (ii) the date that each of Mr. Miller and Mr. Willet is no longer a guarantor of any Company lease obligation. Mr. Miller and Mr. Willet hereby agree, jointly and severally, to pay all fees levied by the lender related to such lender's issuance of this Additional Letter of Credit.

7. The date "May 17, 2004" in Section 8.1 (c) is hereby deleted and "May 20, 2004" inserted in its place.

8. The date "May 17, 2004" in Section 8.1 (j) is hereby deleted and "May 19, 2004" inserted in its place.

9. The Purchaser hereby waives the delivery of Noncompetition Agreements by each of David Graef, Dave Ammons, Alida Kerski and Jeff Aiazzi pursuant to Section
6.1 (f) of the Agreement, in so far as the delivery of such agreements is a condition to Purchaser's obligations to consummate the transactions contemplated by the Agreement.

Except as set forth herein, the terms and conditions of the Agreement shall remain in full force and effect.

If the foregoing is acceptable to the Sellers, please acknowledge such acceptance by executing this letter agreement below and return the executed letter agreement to me by facsimile at 1-866-210-6085.

Sincerely,

/s/ ALFREDO I. AYALA

Alfredo I. Ayala
Chairman
eTelecare International, Inc.

                                        As Sellers' Representative and on behalf of the Sellers, I hereby agree to and acknowledge the foregoing:

                                        /s/ ROBERT D. MILLER             5/13/04
                                        ----------------------------------------
                                            Robert D. Miller                Date

                                     [Image]

May 18, 2004

Robert D. Miller
c/o Phase 2 Solutions, Inc.
8901 Raintree, Suite 100
Scottsdale, Arizona  85260

RE: Stock Purchase Agreement (as amended, the "Agreement"), dated as of March 31, 2004, by and among eTelecare International, Inc. ("Purchaser"), Phase 2 Solutions, Inc. (for purposes of Sections 2.4, 5.7 and 8.2(b) only) (the "Company"), and the shareholders of Phase 2 Solutions, Inc. (the "Sellers"), as amended by that letter agreement dated April 13, 2004, the letter agreement dated April 21, 2004, the letter agreement dated April 28, 2004, the letter agreement dated May 3, 2004, the letter agreement dated May 7, 2004, and the letter agreement dated May 12, 2004 between eTelecare and Robert D. Miller, as the Seller's Representative.

Dear Rob:

This letter agreement is being sent to you as Sellers' Representative under the above referenced Agreement, in order to make effective certain amendments thereto. Capitalized terms used but not defined herein shall have the meaning assigned to them in said Agreement.

In accordance with Section 10.16 of the Agreement, the parties to the Agreement agree as follows:

1. The date in Section 8.1 (c) is hereby deleted and "May 24, 2004" inserted in its place.

2. The date in Section 8.1 (j) is hereby deleted and "May 21, 2004" inserted in its place.

Except as set forth herein, the terms and conditions of the Agreement shall remain in full force and effect.

If the foregoing is acceptable to the Sellers, please acknowledge such acceptance by executing this letter agreement below and return the executed letter agreement to me by facsimile at 1-866-210-6085.

Sincerely,

/s/ ALFREDO I. AYALA

Alfredo I. Ayala
Chairman
eTelecare International, Inc.

                                        As Sellers' Representative and on behalf of the Sellers, I hereby agree to and acknowledge the foregoing:

                                        /s/ ROBERT D. MILLER            5/19/04
                                        ----------------------------------------
                                            Robert D. Miller                Date

                                     [Image]

May 21, 2004

Robert D. Miller
c/o Phase 2 Solutions, Inc.
8901 Raintree, Suite 100
Scottsdale, Arizona  85260

RE: Stock Purchase Agreement (as amended, the "Agreement"), dated as of March 31, 2004, by and among eTelecare International, Inc. ("Purchaser"), Phase 2 Solutions, Inc. (for purposes of Sections 2.4, 5.7 and 8.2(b) only) (the "Company"), and the shareholders of Phase 2 Solutions, Inc. (the "Sellers"), as amended by that letter agreement dated April 13, 2004, the letter agreement dated April 21, 2004, the letter agreement dated April 28, 2004, the letter agreement dated May 3, 2004, the letter agreement dated May 7, 2004 and the letter agreement dated May 18, 2004 between eTelecare and Robert D. Miller, as the Seller's Representative.

Dear Rob:

This letter agreement is being sent to you as Sellers' Representative under the above referenced Agreement, in order to make effective certain amendments thereto. Capitalized terms used but not defined herein shall have the meaning assigned to them in said Agreement.

In accordance with Sections 10.7 and 10.16 of the Agreement, the parties to the Agreement agree as follows:

1. The date in Section 8.1(j) is hereby deleted and "May 22, 2004" inserted in its place.

2. Schedule 3.16 is hereby amended to include the disclosure set forth on Exhibit A hereto.

3. Exhibit D to the Agreement is hereby deleted and replaced with the new Exhibit D attached hereto as Exhibit B.

4. In the event that the Company is in default under, accelerates amounts due under, or terminates any of the Company's equipment leases (an "Equipment Lease Default") as a result of the transactions contemplated by the Agreement or the Agreement and Plan of Merger to be entered into between the Company and MacArthur Acquisition Corp., a Delaware corporation and subsidiary of Purchaser, or the actions contemplated thereby, and Purchaser or an affiliate of Purchaser purchases the equipment subject to such lease and in connection therewith is required to pay prepaid interest, liquidated damages or other penalty (in each case, a "Penalty"), then 50% of such Penalty shall be indemnifiable Transaction Costs pursuant to Section 9.1 of the Agreement.

5. The parties hereto agree to amend the Escrow Agreement to provide that in the event of Equipment Lease Default, the Purchaser may borrow from the Escrow Fund in order to purchase the equipment and pay any portion of a Penalty that is not indemnifiable pursuant to paragraph 4 above. Any note evidencing such borrowing will (a) be subordinate to any amounts owing under the Bank Agreement in the manner required by lenders under the Bank Agreement, (b) shall be due and payable on the first anniversary of the Closing, (c) and shall provide for a reduction in the amount due and payable to offset any amounts Purchaser or a Purchaser Indemnifiable Party is entitled under Section 9.6 of the Agreement. Such note shall not contain any restrictive covenants regarding the operation of the Company.

6. The form of note attached to and incorporated as part of Exhibit B to the Stock Purchase Agreement is hereby deleted and the note attached as an Exhibit C hereto is substituted in its place.

Except as set forth herein, the terms and conditions of the Agreement shall remain in full force and effect.

If the foregoing is acceptable to the Sellers, please acknowledge such acceptance by executing this letter agreement below and return the executed letter agreement to me by facsimile at 1-866-210-6085.

Sincerely,

/s/ ALFREDO I. AYALA

Alfredo I. Ayala
Chairman
eTelecare International, Inc.

                                        As Sellers' Representative and on behalf of the Sellers, I hereby agree to and acknowledge the foregoing:

                                        /s/ ROBERT D. MILLER             5/21/04
                                        ----------------------------------------
                                             Robert D. Miller           Date

                                    EXHIBIT A

                            ADDITION TO SCHEDULE 3.16

                                    EXHIBIT B

                           EXHIBIT D TO THE AGREEMENT

                                    EXHIBIT C

                                  FORM OF NOTE

                                     [Image]

May 24, 2004

Robert D. Miller
c/o Phase 2 Solutions, Inc.
8901 Raintree, Suite 100
Scottsdale, Arizona  85260

RE: Stock Purchase Agreement (as amended, the "Agreement"), dated as of March 31, 2004, by and among eTelecare International, Inc. ("Purchaser"), Phase 2 Solutions, Inc. (for purposes of Sections 2.4, 5.7 and 8.2(b) only) (the "Company"), and the shareholders of Phase 2 Solutions, Inc. (the "Sellers"), as amended by that letter agreement dated April 13, 2004, the letter agreement dated April 21, 2004, the letter agreement dated April 28, 2004, the letter agreement dated May 3, 2004, the letter agreement dated May 7, 2004, the letter agreement dated May 18, 2004 and the letter agreement dated May 21, 2004 between eTelecare and Robert D. Miller, as the Seller's Representative.

Dear Rob:

This letter agreement is being sent to you as Sellers' Representative under the above referenced Agreement, in order to make effective certain amendments thereto. Capitalized terms used but not defined herein shall have the meaning assigned to them in said Agreement.

In accordance with Sections 10.7 and 10.16 of the Agreement, the parties to the Agreement agree as follows:

1. The date in Section 8.1(c) is hereby deleted and "May 25, 2004" inserted in its place.

Except as set forth herein, the terms and conditions of the Agreement shall remain in full force and effect.

If the foregoing is acceptable to the Sellers, please acknowledge such acceptance by executing this letter agreement below and return the executed letter agreement to me by facsimile at 1-866-210-6085.

Sincerely,

/s/ ALFREDO I. AYALA

Alfredo I. Ayala
Chairman
eTelecare International, Inc.

                                        As Sellers' Representative and on behalf of the Sellers, I hereby agree to and acknowledge the foregoing:

                                        /s/ ROBERT D. MILLER             5/24/04
                                        ----------------------------------------
                                             Robert D. Miller               Date

                                     [Image]

May 25, 2004

Robert D. Miller
c/o Phase 2 Solutions, Inc.
8901 Raintree, Suite 100
Scottsdale, Arizona  85260

RE: Stock Purchase Agreement (as amended, the "Agreement"), dated as of March 31, 2004, by and among eTelecare International, Inc. ("Purchaser"), Phase 2 Solutions, Inc. (for purposes of Sections 2.4, 5.7 and 8.2(b) only) (the "Company"), and the shareholders of Phase 2 Solutions, Inc. (the "Sellers"), as amended by that letter agreement dated April 13, 2004, the letter agreement dated April 21, 2004, the letter agreement dated April 28, 2004, the letter agreement dated May 3, 2004, the letter agreement dated May 7, 2004, the letter agreement dated May 18, 2004, the letter agreement dated May 21, 2004 and the letter agreement dated May 24, 2004 between eTelecare and Robert D. Miller, as the Seller's Representative.

Dear Rob:

This letter agreement is being sent to you as Sellers' Representative under the above referenced Agreement, in order to make effective certain amendments thereto. Capitalized terms used but not defined herein shall have the meaning assigned to them in said Agreement.

In accordance with Sections 10.7 and 10.16 of the Agreement, the parties to the Agreement agree as follows:

1. The date in Section 8.1(c) is hereby deleted and "May 26, 2004" inserted in its place.

Except as set forth herein, the terms and conditions of the Agreement shall remain in full force and effect.

If the foregoing is acceptable to the Sellers, please acknowledge such acceptance by executing this letter agreement below and return the executed letter agreement to me by facsimile at 1-866-210-6085.

Sincerely,

/s/ ALFREDO I. AYALA

Alfredo I. Ayala
Chairman
eTelecare International, Inc.

                                        As Sellers' Representative and on behalf of the Sellers, I hereby agree to and acknowledge the foregoing:

                                        /s/ ROBERT D. MILLER
                                        ----------------------------------------
                                             Robert D. Miller               Date

                                     [Image]

September 27, 2004

Robert D. Miller
c/o Phase 2 Solutions, Inc.
8901 Raintree, Suite 100
Scottsdale, Arizona  85260

RE: Stock Purchase Agreement (as amended, the "Agreement"), dated as of March 31, 2004, by and among eTelecare International, Inc. ("Purchaser"), Phase 2 Solutions, Inc. (for purposes of Sections 2.4, 5.7 and 8.2(b) only) (the "Company"), and the shareholders of Phase 2 Solutions, Inc. (the "Sellers"), as amended by that letter agreement dated April 13, 2004, the letter agreement dated April 21, 2004, the letter agreement dated April 28, 2004, the letter agreement dated May 3, 2004, the letter agreement dated May 7, 2004, the letter agreement dated May 12, 2004 (the "May 12 Side Letter"), the letter agreement dated May 18, 2004, the letter agreement dated May 21, 2004, the letter agreement dated May 24, 2004 and the letter agreement dated May 25, 2004 between eTelecare and Robert D. Miller, as the Seller's Representative.

Dear Rob:

This letter agreement is being sent to you as Sellers' Representative under the above referenced Agreement, in order to make effective certain amendments thereto. Capitalized terms used but not defined herein shall have the meaning assigned to them in said Agreement.

In accordance with Sections 10.7 and 10.16 of the Agreement the parties to the Agreement agree as follows:

1. NET DEBT, WORKING CAPITAL AND TAX DISTRIBUTION ADJUSTMENTS. Purchaser shall pay the Sellers' Representative $627,736.75 (less the amounts described in paragraph 2 below) in satisfaction of the post Closing adjustments referred to in Sections 2.3(a) (Closing Net Debt), Section 2.3(b) (Closing Working Capital) and Section 2.6 (the Tax Distribution). Upon receipt of such payment, no further amounts shall be due and owing pursuant to Section 2.3(a), Section 2.3(b) and
Section 2.6 and both the Purchaser and the Sellers' Representative, on behalf of himself and all other Sellers, hereby waive any and all rights to contest the calculation of such amounts under the Agreement including without limitation pursuant to Section 2.5(b), Section 2.6 and Section 10.12. Purchaser acknowledges and agrees that nothing in this letter agreement shall relieve it of its obligation to pay the Manila Performance Based

Payment. Exhibit D of the Agreement is hereby deleted and the schedule attached to this letter agreement as Exhibit A is substituted in its place.

2. STRATASOFT AND SOFTWARE LICENSE PAYMENTS. Sellers' Representative on behalf of himself and all other Sellers, agrees to reduce the amount payable by Purchaser in paragraph 1 above by $237,267.50 in satisfaction of the amounts payable to Purchaser pursuant to the May 12 Side Letter relating to the Stratasoft, Inc. and software license matters referred to therein.

3. CANCELLATION OF THE LETTER OF CREDIT. Purchaser hereby authorizes the Sellers' Representative, on behalf of himself and all other Sellers to execute Exhibit B to the Letter of Credit and deliver a copy of such document to Wells Fargo Bank N.A. to draw upon the Letter of Credit in full payment of the $3,797,434.82, (the "True Up Balance") owed to Sellers pursuant to Sections 2.3(a), 2.3(b) and 2.4(a) less certain deductions described in the next sentence. The True Up Balance is calculated by adding $4,000,000 (the US Performance Based Payment), plus the amounts payable to Sellers pursuant to paragraphs 1 ($627,736.75) less the amounts referred to in paragraph 2 above ($237,267.50) and less $604,087.72 (the $574,350 US Bonus Pool plus $29,737.72 which is the employers portion of FICA, medicare and other similar contributions payable by the Company in connection with the payment of the US Bonus Pool) plus $11,053.29 (representing interest on the foregoing net amount from September 1, 2004 to the date hereof at a rate of 4% per annum). Once the Sellers make such a draw upon the Letter of Credit, the Letter of Credit shall be canceled and surrendered and any additional amounts (if any) which may be due and owing the Sellers under the Agreement shall be unsecured. Purchaser hereby notifies Sellers' Representative that it is unable to pay in immediately available funds the US Performance Based Payment due under the Note in accordance with the provisions of Section 2.4(a) and 2.5 of the Agreement. Purchaser hereby waives the requirement that the US Performance Report be delivered to Wells Fargo Bank N.A. in connection with the draw referred to above and hereby acknowledges liability for the entire $3,797,434.82.

4. ESCROW RELEASE AND MODIFICATION. Section 9.6(c) is deleted in its entirety and the following inserted in its place: "Sellers Representative, on behalf of himself and all other Sellers, agree to jointly execute a certificate jointly directing to release to one half of the Escrow Funds ($3,000,000 in the aggregate) to each of the Escrow Contributing Sellers."

5. MANILA PERFORMANCE BASED PAYMENTS. The last sentence of Section 2.4(b) is deleted and the following inserted in its place:

   Purchaser shall pay the Sellers' Representative an amount equal to one quarter the Manila Performance Based Payment on each of the following dates (each a "Manila Payment Date"): (i) the tenth (10th) day after the Final Manila Performance Report is agreed or is determined by the Neutral Auditor in accordance with the procedures set forth in Section 2.5, (ii) May 31, 2005, (iii) August 31, 2005 and (iv) November 30, 2005. Purchaser shall also pay Sellers' Representative on each of the Manila Payment Dates simple interest at an eight percent (8%) annual rate on the unpaid portion of the Manila Performance Payment for the period from the initial Manila Payment Date to the applicable Manila Payment Date; provided, however, that if a payment required to be made on a Manila Payment Date is more than 10 days late

   (a "Delinquent Payment"), simple interest shall begin accruing on amount of the Delinquent Payment at a sixteen percent (16%) annual rate for the period beginning from the Manila Payment Date that the Delinquent Payment was due until the date that such Delinquent Payment is made. If the date that any payment referred to in this Section 2.4 (c) is due falls on a day which is not a Business Day, such payment shall instead be due on the next succeeding Business Day. The following shall be deducted from the Manila Performance Based Payment: (i) employer's portion of FICA, medicare and other similar contributions payable by the Company in connection with any portion of the Manila Bonus Payment, (ii) the cost and expense incurred in connection with the issuance of the Letter of Credit which are included in Transaction Costs and (iii) the aggregate December 15, 2004 bonuses set forth in Column D to Exhibit A to this letter agreement.

   6. SURVIVAL OF THE REPRESENTATIONS AND WARRANTIES. The phrase "The representations and warranties in this Agreement shall survive the Closing for a period of two (2) years after the Closing Date at which time they shall terminate" in the first sentence of Section 9.4(b) shall be deleted and the following inserted in its place: "The representations and warranties in this Agreement shall survive the Closing until November 30, 2005."

Except as set forth herein, the terms and conditions of the Agreement shall remain in full force and effect. If the foregoing is acceptable to the Sellers, please acknowledge such acceptance by executing this letter agreement below and return the executed letter agreement to me by facsimile at 1-626-303-6715.

Sincerely,

/s/ ALFREDO I. AYALA

Alfredo I. Ayala
Chairman
eTelecare International, Inc.

                                        As Sellers' Representative and on behalf of the Sellers, I hereby agree to and acknowledge the foregoing:

                                        /s/ ROBERT D. MILLER            09/28/04
                                        ----------------------------------------
                                             Robert D. Miller               Date